UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Zentalis Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)
n/a
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders
June 21, 2024
9:00 a.m. Eastern Time
ZENTALIS PHARMACEUTICALS, INC.
1359 BROADWAY, SUITE 801
NEW YORK, NEW YORK 10018

April 29, 2024
To Our Stockholders:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders, or the Annual Meeting, of Zentalis Pharmaceuticals, Inc., or the Company or Zentalis, to be held at 9:00 a.m. Eastern Time, on Friday, June 21, 2024. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
The Notice of 2024 Annual Meeting of Stockholders and the Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Details regarding how to attend the Annual Meeting and the business to be conducted at the Annual Meeting are more fully described in the Notice of 2024 Annual Meeting of Stockholders and the Proxy Statement.
Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by completing, signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States, prior to the Annual Meeting. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If your shares are held by a bank, broker or other nominee, you will receive voting instructions from such nominee that you must follow for your shares to be voted. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
Thank you for your support to drive Zentalis' science and product candidates forward for cancer patients.
Sincerely,

Kimberly Blackwell, M.D.
Chief Executive Officer and Director

ZENTALIS PHARMACEUTICALS, INC.
1359 Broadway, Suite 801
New York, New York 10018

Notice of 2024 Annual Meeting of Stockholders
To Be Held Friday, June 21, 2024

The 2024 Annual Meeting of Stockholders, or the Annual Meeting, of Zentalis Pharmaceuticals, Inc., a Delaware corporation, or the Company or Zentalis, will be held at 9:00 a.m. Eastern Time, or ET, on Friday, June 21, 2024. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online, vote your shares during the Annual Meeting, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ZNTL2024 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, or the Internet Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held with a bank, broker or other nominee, please refer to the materials provided by your nominee for voting instructions. The Annual Meeting will be held for the following purposes:

1.To elect Kimberly Blackwell, M.D., and Enoch Kariuki, Pharm.D., as Class I directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified, subject to their earlier death, resignation or removal;
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and
4.To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.
Our Board of Directors recommends that you vote “FOR” each of the Class I director nominees (Proposal 1) and “FOR” each of Proposals 2 and 3.
Each outstanding share of our common stock, par value $0.001 per share (Nasdaq: ZNTL), or our Common Stock, entitles the holder of record as of 5:00 p.m. ET on April 23, 2024 to receive notice of, and to vote at, the Annual Meeting or any postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Andrea Paul, Chief Legal Officer and Corporate Secretary, at legal@zentalis.com, stating the purpose of the request and providing proof of ownership of Company stock. The Annual Meeting may be postponed or adjourned from time to time without notice other than by announcement at the Annual Meeting.
We are pleased to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing our stockholders the Internet Notice instead of a paper copy of our proxy materials. The Internet Notice contains instructions on how to access the documents and cast your vote by Internet. The Internet Notice also contains instructions on how to request a paper copy of our proxy materials. Stockholders who previously elected not to receive an Internet Notice will instead receive a paper copy of the proxy materials by mail. The notice and access process allows us to provide our stockholders with the information they need more efficiently, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.
Your vote is important. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may complete, sign, date and return the proxy card in the enclosed return envelope. Voting instructions are provided in the Internet Notice, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. If you choose to attend the Annual Meeting virtually, you may still vote your shares during the Annual Meeting, even if you have previously voted or returned your proxy by any of the methods described in our Proxy Statement. Please note, however, that if your shares are held of record by a bank, broker or other nominee and you wish to vote online at the Annual Meeting, you must obtain a proxy issued in your name from that nominee in order to vote your shares.
By Order of the Board of Directors,

Andrea Paul
Chief Legal Officer and Corporate Secretary
New York, New York
April 29, 2024

ZENTALIS PHARMACEUTICALS, INC.
1359 Broadway, Suite 801
New York, New York 10018

PROXY STATEMENT FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Friday, June 21, 2024 at 9:00 a.m. Eastern Time

GENERAL INFORMATION
This Proxy Statement, along with the accompanying Notice of 2024 Annual Meeting of Stockholders, contains information about the 2024 Annual Meeting of Stockholders of Zentalis Pharmaceuticals, Inc., including any postponement or adjournment of the meeting, which we refer to as the Annual Meeting. We are holding the Annual Meeting on Friday, June 21, 2024, at 9:00 a.m. Eastern Time, or ET. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ZNTL2024 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, or the Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The mailing of the Internet Notice to our stockholders is scheduled to begin on or around April 29, 2024.
The record date for the Annual Meeting is April 23, 2024, or the Record Date. You are entitled to notice of the Annual Meeting, and any postponement or adjournment, only if you were a stockholder of record of shares of our common stock, $0.001 par value per share, or our Common Stock, as of 5:00 p.m. ET on the Record Date. You are entitled to vote at the Annual Meeting, and any postponement or adjournment, only if you were a stockholder of record of shares of our Common Stock as of 5:00 p.m. ET on the Record Date, or if you hold a valid proxy for the Annual Meeting. As of the Record Date, there were 71,013,233 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.
In this Proxy Statement, “Zentalis”, “Company”, “we”, “us”, and “our” refer to Zentalis Pharmaceuticals, Inc.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON FRIDAY, JUNE 21, 2024
This Proxy Statement and our 2023 Annual Report to Stockholders are available at
www.proxyvote.com. These documents are also available to any stockholder who wishes to receive a paper copy by calling 1-800-579-1639, by emailing sendmaterial@proxyvote.com, or by submitting a request over the Internet at www.proxyvote.com.
Proposals
At the Annual Meeting, our stockholders will be asked:
1.To elect Kimberly Blackwell, M.D., and Enoch Kariuki, Pharm.D., as Class I directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified, subject to their earlier death, resignation or removal;
2.To ratify the appointment of Ernst & Young LLP, or Ernst & Young, as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and
4.To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.
1

Recommendations of the Board
The Board recommends that you vote your shares as follows:
•FOR the election of Kimberly Blackwell, M.D., and Enoch Kariuki, Pharm.D., as Class I directors;
•FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
•FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
If you return a properly-completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted in accordance with the Board's recommendations.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Information About This Proxy Statement
Why you received this Proxy Statement. You are viewing or have received this Proxy Statement because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission, or the SEC, and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Zentalis is making this Proxy Statement and its 2023 Annual Report to Stockholders, or the 2023 Annual Report, available to its stockholders electronically via the Internet. The mailing of the Internet Notice to our stockholders is scheduled to begin on or around April 29, 2024. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and 2023 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Internet Notice. Stockholders who previously elected not to receive an Internet Notice will instead receive a paper copy of the proxy materials by mail.
Please note that, while our proxy materials are available at the website referenced in the Internet Notice, and our Notice of 2024 Annual Meeting of Stockholders, Proxy Statement and 2023 Annual Report are available on our website, no information contained on such websites is incorporated by reference in or considered to be a part of this document.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us and nominee record holders, such as banks or brokers, to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one copy of the Internet Notice, and if applicable, one set of proxy materials, to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice and/or the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered if you contact Broadridge Financial Solutions, Inc., or Broadridge, at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you want to end “householding” and receive separate copies of the Internet Notice and/or proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should use the address or telephone number above if you are a record holder, and you should contact your bank, broker, or other nominee if your shares are held with a bank, broker or other nominee.
Questions and Answers About the 2024 Annual Meeting of Stockholders
What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank, broker or other nominee on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank, broker or other nominee, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your nominee, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your nominee how to vote your shares, and the nominee is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting unless you obtain a legal proxy from your nominee.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, online or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.
Who may attend the Annual Meeting?
You may attend the Annual Meeting online only if you are a Zentalis stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/ZNTL2024. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank, broker other nominee to obtain your 16-digit control number or otherwise vote through the nominee. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m. ET. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:55 a.m., ET, and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Bylaws to adjourn the meeting, without the vote of stockholders.
What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks, brokers or other nominees. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by telephone, via the Internet, or, if you received printed copies of the proxy materials, by completing, signing, dating and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:
•By Internet: Before the Annual Meeting, you may vote via the Internet at www.proxyvote.com by following the instructions on the Internet Notice or the proxy card. You must have your 16-digit control number that is on either the Internet Notice or the proxy card when voting.
•By Telephone: You may vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card. You must have your 16-digit control number that is on either the Internet Notice or the proxy card when voting.
•By Mail: If you received a proxy card, complete, sign, date and return your proxy card, in the postage prepaid envelope, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted as recommended by our Board and according to the discretion of the proxy holders named in the proxy card upon any other business that may properly be brought before the Annual Meeting and at all postponements and adjournments thereof.

•Electronically at the Annual Meeting: If you attend the Annual Meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the Annual Meeting.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., ET, on June 20, 2024. Mailed proxy cards must be received by June 20, 2024 in order to be counted at the Annual Meeting.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name”. If your shares are held in “street name” through a bank, broker or other nominee, you will receive instructions on how to vote from the nominee. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain nominees. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your nominee to obtain your 16-digit control number or otherwise vote through the nominee. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.
You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Can I change or revoke my vote after I submit my proxy?
Yes. If you are a registered stockholder, you may change or revoke your proxy at any time before it is voted by:
•submitting a duly executed proxy bearing a later date;
•granting a subsequent proxy through the Internet or telephone;
•giving written notice of revocation to the Corporate Secretary of Zentalis prior to or at the Annual Meeting; or
•voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary of Zentalis before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee.
Who will count the votes?
A representative of Broadridge, our inspector of election, will tabulate and certify the votes.
Why hold a virtual meeting?
A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/ZNTL2024. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/ZNTL2024.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted online during the Annual Meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who may attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•Irrelevant to the business of the Company or to the business of the Annual Meeting;
•Related to non-public information of the Company, including non-public information relating to the status or results of our business since our last periodic report filed with the SEC;
•Related to any pending, threatened or ongoing litigation;
•Related to personal grievances;
•Derogatory references to individuals or that are otherwise in bad taste;
•Substantially repetitious of questions already made by another stockholder;
•In excess of the two question limit;
•In furtherance of the stockholder’s personal or business interests; or
•Out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson or the Corporate Secretary of Zentalis in their reasonable judgment.
Additional information regarding the question and answer session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who may attend the Annual Meeting?”.
How many votes are required for the approval of the proposals to be voted upon?

Proposal	Voting Options	Votes Required	Effect of Votes Withheld, Abstentions and Broker Non-Votes
Proposal 1: Election of Two Class I Directors	For All / Withhold All / For All Except	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	For / Against / Abstain	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers	For / Against / Abstain	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions and broker non-votes will have no effect.
What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the two other proposals to be voted on at the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors, and abstentions have no effect on the other proposals.
May my broker vote for me, and what are broker non-votes and do they count for determining a quorum?
If your broker holds your shares in street name, the broker may vote your shares (1) on any proposal if the broker has received voting instructions from you, or (2) on “routine” matters even if the broker has not received voting instructions from you. At the Annual Meeting, your broker may, without instructions from you, vote on Proposal 2, which is considered a routine matter, but not on any of the other proposals. Broker non-votes are shares represented at the Annual Meeting held by brokers, bankers or other nominees for which instructions have not been received from the beneficial owners or persons entitled to vote such shares, and such brokers, bankers or other nominees do not have discretionary voting power to vote such shares. Broker non-votes count for purposes of determining whether a quorum is present.
Who pays the cost of soliciting proxies?
The Company will pay the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and other vendors for forwarding solicitation material to beneficial owners of our outstanding Common Stock. The Company may solicit proxies by mail, personal interview, telephone or via the Internet through its officers, directors and other management employees, who will receive no additional compensation for their services. We may also utilize the assistance of third parties in connection with our proxy solicitation efforts, and we would compensate such third parties for their efforts.
Could other matters be decided at the Annual Meeting?
The Board does not know of any other matters that may be presented for action at the Annual Meeting. Under our Bylaws the deadline for stockholders to notify us of any proposals or director nominations to be presented at the Annual Meeting has passed. Should any other business come before the meeting, the persons named on the enclosed proxy card will have discretionary authority to vote the shares represented by such proxies. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.
What happens if the Annual Meeting is postponed or adjourned?
Subject to the provisions of our Bylaws, your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted. If the Annual Meeting is adjourned or postponed for any reason, at any subsequent reconvening of the Annual Meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy.
Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy by mail, or by voting at the Annual Meeting. If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely return your proxy. Under applicable stock exchange rules, nominees subject to these rules are expected to have this discretionary voting authority with respect to ratification of the appointment of our independent registered public accounting firm (Proposal 2). However, they will not have this discretionary voting authority with respect the election of directors (Proposal 1), or the advisory approval of the compensation of our named executive officers (Proposal 3). As a result, if your shares are held in street name and you have not provided instructions with respect to Proposals 1 and 3, your shares will be considered broker non-votes. If your shares are held in street name, we encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this Proxy Statement.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS
In accordance with our Certificate of Incorporation, the Board is divided into three classes. We currently have six directors on our Board, with two directors in each of Classes I, II and III. One class is elected each year at the annual meeting of stockholders for a term of three years. Kimberly Blackwell, M.D., and Enoch Kariuki, Pharm.D., are the Class I directors whose terms expire at the 2024 Annual Meeting of Stockholders. On the recommendation of the Nominating and Corporate Governance Committee of the Board, or the Nominating Committee, the Board's nominees for election by the stockholders as the Class I directors are the two current Class I directors: Dr. Blackwell and Dr. Kariuki. If elected, each Class I nominee will serve until the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.
Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed from time to time by the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Vacancies or newly created directorships on the Board are filled exclusively by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, unless the Board determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders. A director elected to fill a vacancy will hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal. Our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.
If you submit a proxy but do not indicate any voting instructions, then the persons named as proxies will vote the shares of Common Stock represented thereby for the election as a Class I director of the person whose name and biography appears below. In the event that either of Dr. Blackwell or Dr. Kariuki should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board, or the Board may elect to reduce its size. The Board has no reason to believe that either of Dr. Blackwell or Dr. Kariuki will be unable to serve if elected. Each of Dr. Blackwell and Dr. Kariuki has consented to being named in this Proxy Statement and to serve if elected.
Vote Required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board

The Board unanimously recommends a vote FOR the election of each of the below Class I director nominees.
Nominees for Class I Directors (terms to expire at the 2027 Annual Meeting of Stockholders)
The names of the nominees for Class I directors and certain information about each nominee are set forth below:

Name	Age	Served as a Director Since	Position with Zentalis
Kimberly Blackwell, M.D.	55	2020	Class I Director, Chief Executive Officer
Enoch Kariuki, Pharm.D.	42	2021	Class I Director
The biographical information about the nominees for director is set forth below.
Kimberly Blackwell, M.D.
Kimberly Blackwell, M.D., has served as our Chief Executive Officer since May 2022 and as a member of our Board since July 2020. Prior to joining Zentalis as Chief Executive Officer, Dr. Blackwell served as the Chief Medical Officer and Senior Vice President, Oncology Clinical Development, at Tempus Labs, Inc., a technology company advancing precision medicine through the practical application of artificial intelligence in healthcare, a position she held from March 2020 to May 2022. From March 2018 to March 2020, Dr. Blackwell served as the Vice President of Early-Stage Oncology and Immuno-oncology at Eli Lilly and Company (NYSE: LLY), where she led clinical teams advancing early phase therapeutics. From June 2000 to March 2018, Dr. Blackwell was a Professor at Duke University, where she oversaw the women’s cancer program. Dr. Blackwell has been serving as a member of the Board of Directors of Susan G. Komen since March 2024, as a member of the Board of Directors of Monte Rosa Therapeutics, Inc. (Nasdaq: GLUE) since May 2020, as a member of the Board of Directors of Century Therapeutics, Inc. (Nasdaq: IPSC) since June 2021, and as a member of the Board of Directors of Fore Biotherapeutics, Inc., a private precision oncology company, since September 2021. Dr. Blackwell received an M.D. from Mayo Medical School and a B.A. in Bioethics from Duke University. We believe Dr. Blackwell’s extensive experience in life sciences, including advancing oncology in academic and commercial institutions and in preclinical and clinical settings, qualifies her to serve on our Board.
Enoch Kariuki, Pharm.D.

Enoch Kariuki, Pharm.D., has served as a member of our Board since February 2021. Dr. Kariuki has served as President of Endeavor BioMedicines, Inc., or Endeavor, a clinical-stage biotechnology company developing novel therapies for fibrosis and oncology, since March 2024. In addition, Dr. Kariuki is a general partner at Velosity Capital, a position he has held since March 2021. Previously, from June 2021 to January 2022, Dr. Kariuki served as Chief Executive Officer of Lengo Therapeutics, Inc., or Lengo, a precision oncology company that was acquired by Blueprint Medicines Corporation (Nasdaq: BPMC). Prior to Lengo, Dr. Kariuki served as Chief Financial Officer of VelosBio Inc., an oncology-focused biopharmaceutical company, from July 2020 until its acquisition by Merck & Co., Inc. (NYSE: MRK), or Merck, in December 2020. From June 2018 to February 2020, Dr. Kariuki served as Senior Vice President, Corporate Development at Synthorx, Inc., a clinical stage biotechnology company that was acquired by Sanofi (Nasdaq: SNY). From 2014 to April 2018, Dr. Kariuki served as Vice President at H.I.G. Capital, a private equity and alternative assets investment firm. Dr. Kariuki has been a member of the Board of Directors of ProfoundBio US Co., a clinical-stage oncology company, since February 2024. Dr. Kariuki also served as a member of the Board of Directors of Endeavor from December 2023 until March 2024, when he transitioned to the role of President, and as a member of the Board of Directors and Chairperson of the Audit Committee of Imago Biosciences, Inc., a biopharmaceutical company, from February 2021 until it was acquired by Merck in January 2023. Dr. Kariuki received an M.B.A. from the Tuck School of Business at Dartmouth and a Pharm.D. from Texas Southern University. We believe Dr. Kariuki’s experience as a senior executive at large and small commercial and clinical-stage life sciences companies qualifies him to serve on our Board.
Continuing Members of the Board
Class II Directors (terms to expire at the 2025 Annual Meeting of Stockholders)
The current members of our Board who are Class II directors are as follows:

Name	Age	Served as a Director Since	Position with Zentalis
Cam Gallagher	54	2014	Class II Director, President, Interim Chief Financial Officer, Interim Treasurer
Karan Takhar	33	2017	Class II Director
The biographical information about the Class II directors is set forth below.
Cam Gallagher

Cam Gallagher has served as our Interim Chief Financial Officer and Interim Treasurer since April 2024, our President since May 2022 and as a member of our Board since our founding in December 2014. Mr. Gallagher served as the Chief Business Officer at Immusoft Corp, or Immusoft, a preclinical gene therapy company, from April 2018 to May 2022, and as a member of Immusoft’s Board of Directors from December 2022 to March 2024. From October 2016 to June 2019, Mr. Gallagher served as the Head of Corporate Development and as a member of the Board of Directors of Oncternal Therapeutics, Inc. (Nasdaq: ONCT), a clinical stage, oncology biopharmaceutical company, and from 2014 to 2016, he served as the Chief Business Officer and as a member of the

Board of Directors of RetroSense Therapeutics, LLC, a gene therapy company, until its acquisition by Allergan plc. Mr. Gallagher also served as the Chief Business Officer of Kalyra Pharmaceuticals, Inc., or Kalyra, from July 2013 to January 2024. Mr. Gallagher has been a member of the Board of Directors of Ocuphire Pharma, Inc. (Nasdaq: OCUP), a clinical stage ophthalmology company, since November 2020 and currently serves as Chairman of the Board of Directors. Mr. Gallagher has also served as a member of the Board of Directors of Healios K.K. (TSE: 4593) from March 2022 to March 2023, as a member of the Board of Directors of selectION, Inc. since July 2018, as a managing member of Recurium IP Holdings, LLC, or Recurium IP, since October 2017, and as managing director of Nerveda, LLC, a life science seed fund he co-founded, since September 2007. He also served as a member of the Board of Directors of Ray Therapeutics, Inc., a biotechnology company specializing in optogenetics gene therapies, from February 2021 to May 2023, and as a member of the Board of Directors of VelosBio Inc., an oncology-focused biopharmaceutical company, from December 2017 until its acquisition by Merck & Co., Inc. (NYSE: MRK) in December 2020. In addition, Mr. Gallagher has served on the Board of the Moores Cancer Center at UC San Diego Health since May 2019. Mr. Gallagher received an M.B.A. from the University of San Diego and a B.S. in Business Administration from Ohio University. We believe Mr. Gallagher’s deep operational and transactional experience and expertise in the life sciences industry qualifies him to serve on our Board.
Karan Takhar

Karan Takhar has served as a member of our Board since December 2017. Mr. Takhar currently serves as Senior Managing Director and head of Life Sciences investing at Matrix Capital Management Company, L.P., or Matrix, an investment fund focused on technology and life sciences, a position he has held since February 2021. From August 2013 to January 2021, Mr. Takhar held roles of increasing responsibility at Matrix, including the role of Managing Director from January 2017 to January 2021. Mr. Takhar has served as a member of the Board of Directors of Aura Biosciences, Inc. (Nasdaq: AURA) since March 2021. Mr. Takhar also currently serves as a member of the Boards of Directors of numerous private companies, including Endeavor BioMedicines, Inc., Bardavon Health Innovations LLC, Encoded Therapeutics Inc., ElevateBio LLC, Koneksa Health Inc. and Palleon Pharmaceuticals Inc. Mr. Takhar received a B.S. in Economics and Mathematics from the Massachusetts Institute of Technology. We believe Mr. Takhar’s broad operational and transactional experience as an investor in the life sciences industry qualifies him to serve on our Board.
Class III Directors (terms to expire at the 2026 Annual Meeting of Stockholders)
The current members of our Board who are Class III directors are as follows:

Name	Age	Served as a Director Since	Position with Zentalis
David Johnson	59	2020	Class III Director, Chairperson
Jan Skvarka, Ph.D.	57	2022	Class III Director
The biographical information about the Class III directors is set forth below.
David Johnson

David Johnson has served as a member of our Board since January 2020 and as our Chairperson since May 2022. Mr. Johnson also served as our Lead Independent Director from April 2020 to May 2022. Mr. Johnson is Chief Executive Officer and a member of the Board of Directors of Solve Therapeutics, Inc., a venture backed start-up focused on developing next generation mAb based oncology therapeutics, a position he has held since July 2021. In addition, Mr. Johnson is a general partner at Velosity Capital, a position he has held since January 2022. Previously, Mr. Johnson served as Chief Executive Officer of VelosBio Inc., an oncology-focused biopharmaceutical company that he founded in 2017, which was acquired by Merck & Co., Inc. (NYSE: MRK) in December 2020. From 2013 to 2016, Mr. Johnson served as Chief Executive Officer of Acerta Pharma, LLC, an oncology-focused pharmaceutical company, which is now a member of the AstraZeneca Group (Nasdaq: AZN). Mr. Johnson has served as a member of the Board of Directors of Aura Biosciences, Inc., or Aura, a biopharmaceutical company, since January 2021, and as Chairman of Aura since March 2021, as a member of the Board of Directors of Palleon Pharmaceuticals Inc., a biopharmaceutical company, since August 2021, and as a member of the Board of Directors of Sudo Biosciences, Inc., a biopharmaceutical company, since January 2021. Mr. Johnson has also served as the Chairman of the Board of Directors of Lengo, from March 2021 until it was acquired by Blueprint Medicines Corporation (Nasdaq: BPMC) in December 2021. Mr. Johnson received a B.A. in Economics from Indiana University. We believe Mr. Johnson’s extensive and diverse expertise in the life sciences industry, including as an experienced executive of clinical-stage companies, qualifies him to serve on our Board.
Jan Skvarka, Ph.D.

Jan Skvarka, Ph.D., has served as a member of our Board since September 2022. From September 2019 to November 2021, Dr. Skvarka was the President, Chief Executive Officer, and a member of the Board of Directors of Trillium Therapeutics Inc., a publicly traded, clinical-stage immuno-oncology company, which was acquired by Pfizer Inc. (NYSE: PFE) in November 2021. From 2014 to January 2019, Dr. Skvarka served as the President, Chief Executive Officer, and a member of the Board of Directors of Tal Medical Inc., a clinical-stage neuroscience company. Previously, Dr. Skvarka was a partner in the life sciences practice at Bain & Company in Boston, Massachusetts, and a manager at Price Waterhouse, Corporate Finance in London, United Kingdom, and Vienna, Austria. Dr. Skvarka has served as Chairman of DEM Biopharma, Inc. since March 2024, having previously served as Executive Chairman from March 2022 to March 2024, as a member of the Board of Directors of Monte Rosa Therapeutics, Inc. (Nasdaq: GLUE) since March 2023, and as Executive Chairman of GentiBio, Inc. from June 2022 to November 2022. Dr. Skvarka is currently serving as a program advisor for the M.S./M.B.A. Biotechnology Life Sciences program at Harvard Business School. Dr. Skvarka holds an M.B.A. from Harvard Business School and a Ph.D. in Economics from the University of Economics in Slovakia. We believe Dr. Skvarka is qualified to serve on our Board due to his operational, strategic, and financial experience in the biopharmaceutical industry.
Board Diversity Matrix

Board Diversity Matrix (As of April 29, 2024)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	0	1
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board, or the Audit Committee, has appointed Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Ernst & Young is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Ernst & Young also served as our independent registered public accounting firm for the fiscal year ended December 31, 2023. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Ernst & Young is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Ernst & Young is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2025. Even if the appointment of Ernst & Young is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young, we do not expect any broker non-votes in connection with this proposal.
Recommendation of the Board

The Board unanimously recommends a vote FOR the Ratification of the Appointment of Ernst & Young as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2024.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2023 and has discussed these financial statements with management and the Company's independent registered public accounting firm. The Company’s management has the primary responsibility for the preparation, presentation, and integrity of the Company’s financial statements and reporting processes, including its systems of internal controls. The Audit Committee oversees the Company’s financial reporting process on behalf of, and in partnership with, the Company’s Board of Directors and provides advice with respect to the Company’s risk evaluation and mitigation processes. The Audit Committee’s functions are more fully described in its charter, which is available on the Company's website at ir.zentalis.com/corporate-governance/documents-charters.
The Audit Committee has reviewed and discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the U.S. Securities and Exchange Commission (“SEC”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Company’s Board of Directors that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed by the Company with the SEC.
Respectfully submitted,

The Audit Committee of the Board of Directors

Enoch Kariuki, Pharm.D. (Chairperson)
Jan Skvarka, Ph.D.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of Ernst & Young, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit and other services:

Fee Category	2023	2022
Audit Fees	$1,377,500	$980,000
Audit-Related Fees	—	30,000
Tax Fees	—	24,000
All Other Fees	—	—
Total Fees	$1,377,500	$1,034,000

Audit Fees
Audit fees consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements.
Audit-Related Fees
Audit-related fees were primarily incurred for accounting consultations.
Tax Fees
Tax fees consist of aggregate fees for tax advice and tax planning services.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy, or the Pre-Approval Policy, that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Ernst & Young to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee, or a specific pre-approval, or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy, or a general pre-approval. Unless a type of service to be provided by Ernst & Young has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Ernst & Young without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

PROPOSAL 3: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Rule 14a-21 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, we request that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers identified in the section titled “Compensation Discussion and Analysis” set forth below in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
Rule 14a-21 under the Exchange Act also requires that stockholders have the periodic opportunity to cast an advisory vote with respect to whether future named executive officer compensation advisory votes will be held every one, two or three years. At the Company's 2022 Annual Meeting of Stockholders, stockholders voted to hold an advisory vote every year.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.”
We believe that our compensation programs and policies for the year ended December 31, 2023 were an effective incentive for the achievement of our goals, were aligned with stockholders’ interest and are worthy of stockholder support. Additional details concerning how we structure our compensation programs are provided in the section titled “Compensation Discussion and Analysis” set forth below in this Proxy Statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between compensation and Company performance.
This vote is merely advisory and will not be binding upon us, our Board or the Compensation Committee of the Board, or the Compensation Committee, nor will it create or imply any change in the duties of us, our Board or our Compensation Committee. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with our stockholders and encourages all stockholders to vote their shares on this important matter.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board

The Board unanimously recommends a vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

EXECUTIVE OFFICERS
The following table identifies our current executive officers:

Name	Age	Position
Kimberly Blackwell, M.D. (1)	55	Chief Executive Officer and Director
Cam Gallagher (2)	54	President, Interim Chief Financial Officer, Interim Treasurer and Director
Diana Hausman, M.D. (3)	61	Chief Medical Officer
Mark Lackner, Ph.D. (4)	57	Chief Scientific Officer
Andrea Paul (5)	43	Chief Legal Officer and Corporate Secretary

(1)Dr. Blackwell's biography is included under "Proposal 1: Election of Directors—Nominees for Class I Directors" above.
(2)Mr. Gallagher's biography is included under "Proposal 1: Election of Directors—Continuing Members of the Board—Class II Directors" above.
(3)Dr. Hausman has served as our Chief Medical Officer since January 2024. From March 2022 to October 2023, Dr. Hausman served as Chief Medical Officer of Link Immunotherapeutics, Inc., an immuno-oncology company. From June 2021 to December 2021, she served as Chief Medical Officer of Lengo until it was acquired by Blueprint Medicines Corporation (Nasdaq: BPMC) in December 2021. From June 2016 to May 2021, Dr. Hausman served as Chief Medical Officer of Zymeworks Inc. (Nasdaq: ZYME), a clinical-stage biopharmaceutical company. From September 2009 to March 2016, Dr. Hausman held positions of increasing responsibility at Cascadian Therapeutics, Inc. (fka Oncothyreon, Inc.), a biopharmaceutical company that was acquired by Seagen, Inc. (Nasdaq: SGEN), where she was Vice President from September 2009 to December 2011 and Chief Medical Officer from January 2012 to March 2016. Dr. Hausman currently serves on the Board of Directors of Immuneering Corporation (Nasdaq: IMRX), a clinical-stage oncology company. Dr. Hausman received her M.D. from the University of Pennsylvania School of Medicine, and her A.B. in Biology from Princeton University.
(4)Dr. Lackner has served as our Chief Scientific Officer since December 2023. Dr. Lackner previously served as our Chief Translational Officer, Head of Biomarker Strategy, from October 2022 to December 2023. From May 2018 to October 2022, Dr. Lackner served as Senior Vice President, Head of Biology and Translational Sciences, at IDEAYA Biosciences, Inc. (Nasdaq: IDYA), a precision medicine oncology company. From 2004 to May 2018, Dr. Lackner held positions of increasing responsibility at Genentech, Inc., a biotechnology company that was acquired by Roche Holding AG in March 2009, including Associate Director from March 2012 to June 2015 and Director and Principal Scientist from June 2015 to May 2018. From 1999 to 2004, Dr. Lackner was a research scientist and project leader for oncology target discovery at Exelixis, Inc. (Nasdaq: EXEL), an oncology-focused biotechnology company. Dr. Lackner received his Ph.D. from Stanford University and his M.S. and B.S. from the University of Illinois Urbana-Champaign.
(5)Ms. Paul has served as our Chief Legal Officer and Corporate Secretary since February 2024, and before that served as our General Counsel and Corporate Secretary from August 2022 to January 2024. From May 2021 to July 2022, Ms. Paul served as General Counsel and Corporate Secretary of LogicBio Therapeutics, Inc., a genomic medicine company that was acquired by AstraZeneca plc (Nasdaq: AZN) in November 2022. From December 2017 to May 2021, she held positions of increasing responsibility at Akebia Therapeutics, Inc. (Nasdaq: AKBA), or Akebia, where she was Vice President, Legal from November 2020 to May 2021, Vice President, Legal—Corporate & Securities from February 2020 to November 2020, and Senior Corporate and Securities Counsel from December 2017 to February 2020. Prior to Akebia, Ms. Paul served as Senior Corporate Counsel at Momenta Pharmaceuticals, Inc., a publicly traded biotechnology company that was acquired by Johnson & Johnson (NYSE: JNJ) in 2020. Ms. Paul began her legal career as an associate at Sullivan and Cromwell LLP and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. She received her J.D. from Harvard Law School, where she was the Managing Editor of Vol. 121 of The Harvard Law Review, and her B.A. in Art History from Columbia University.

CORPORATE GOVERNANCE
General
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Nominating Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our current committee charters in the “Corporate Governance” section of the “Investors & Media” page of our website located at www.zentalis.com, or by writing to our Corporate Secretary at our offices at 1359 Broadway, Suite 801, New York, New York 10018.
Board Composition
Our Board currently consists of six members: David Johnson, Kimberly Blackwell, M.D., Cam Gallagher, Enoch Kariuki, Pharm.D., Jan Skvarka, Ph.D. and Karan Takhar. As set forth in our Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Vacancies or newly created directorships on the Board are filled exclusively by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, unless the Board determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders. A director elected to fill a vacancy will hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.
Director Independence
Mr. Johnson, Dr. Kariuki, Dr. Skvarka and Mr. Takhar each qualify as “independent” in accordance with the listing requirements of The Nasdaq Stock Market, LLC, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq listing rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board considered information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including that Mr. Takhar is affiliated with one of our significant stockholders. Our Board also determined that each of the current members of our Audit Committee, Compensation Committee, and Nominating Committee satisfies the independence standards for such committee established by the SEC and Nasdaq listing requirements, as applicable. As employees of the Company, Dr. Blackwell and Mr. Gallagher are not independent. There are no family relationships among any of our directors or executive officers.
Director Candidates
The Nominating Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest, and determines if candidates meet the qualifications desired by the Nominating Committee for candidates for election as a director.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as experience serving as a board member or officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; relevant academic expertise or other proficiency in an area of the Company’s operations;

diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
Stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Zentalis Pharmaceuticals, Inc., 1359 Broadway, Suite 801, New York, New York 10018. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications from Stockholders
The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as she considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary and Chairperson of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Corporate Secretary, Zentalis Pharmaceuticals, Inc., 1359 Broadway, Suite 801, New York, New York 10018.
Board Leadership Structure
Our Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairperson of the Board, or Chairperson, and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. We currently separate the roles of Chairperson and Chief Executive Officer, with Mr. Johnson, who is an independent director, serving as Chairperson and Dr. Blackwell serving as our Chief Executive Officer. Our Board has determined that separating the roles of Chairperson and Chief Executive Officer is best for our Company and our stockholders at this time because it reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management's performance and enhances the effectiveness of the Board as a whole. As Chairperson, Mr. Johnson presides over meetings of the Board, including executive sessions of the Board, and performs oversight responsibilities, while Dr. Blackwell, as Chief Executive Officer, is responsible for setting the strategic direction for our Company and the day-to-day leadership and performance of our Company. Mr. Johnson also may represent the Board in communications with stockholders and other stakeholders and provide input on the structure and composition of the Board. In addition, we believe the Chairperson is well-positioned to act as a bridge between management and the Board, facilitating the regular flow of information. Accordingly, we believe our current leadership structure is the optimal structure for us at this time.
However, our Board will continue to periodically review our governance structure and may make such changes in the future as it deems appropriate. During its routine review of the Board’s leadership structure, the Board and the Company consider the circumstances under which the roles of Chairperson and Chief Executive Officer could most effectively serve the Company’s and its stockholders’ interests if combined. From time to time, the Company proactively engages with stockholders throughout the year to learn their perspectives on significant issues, and intends to continue to do so, including with respect to gathering stockholder perspectives on its governance structure. If, in the future, the Chairperson is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a Lead Independent Director. If appointed, the Lead Independent Director’s responsibilities would include, but are not limited to, presiding over all meetings of the Board at which the Chairperson is not present, including any executive sessions of the independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairperson.

Our Board has three standing committees that are chaired by independent directors and consist entirely of independent directors. Our Board delegates substantial responsibilities to the committees, which then report their activities and actions back to the full Board. We believe that the independent committees of our Board and their Chairpersons promote effective independent governance. We believe this structure represents an appropriate allocation of roles and responsibilities for our Company at this time because it strikes an effective balance between management and independent leadership participation in our Board meetings.
Board Role in Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including business continuity risks. The Audit Committee monitors compliance with key legal and regulatory requirements, discusses the Company’s key policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled, oversees management of the Company’s financial, cybersecurity and information security risks, and considers and approves or disapproves any related person transactions. Our Nominating Committee monitors the risks relating to our corporate governance framework and develops and recommends to the Board changes to the Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Because of the role of the Board and its committees in risk oversight, the Board believes that any Board leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to the Company’s operations. The Board acknowledges that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to the Company’s operations and believes its current leadership structure enables it to effectively provide oversight with respect to such risks.
Code of Business Conduct and Ethics
We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and other employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, and persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our website, www.zentalis.com, in the “Investors & Media” section under “Corporate Governance,” or copies can be obtained by requesting them in writing from our Corporate Secretary at our New York, New York office. In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.
Anti-Hedging Policy
Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director or employee to no longer have the same objectives as the Company’s other stockholders.
Policy for Recovery of Erroneously Awarded Compensation
Effective October 2023, our Board adopted a Policy for Recovery of Erroneously Awarded Compensation, or the Clawback Policy, that is intended to comply with the rules and regulations promulgated by the SEC and the Nasdaq listing standards that implement the clawback policy requirements set forth in Section 10D of the Exchange Act. The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation paid to any current or former executive officer of the Company in the event of a required accounting restatement. For additional discussion, please see “Compensation Discussion and Analysis—Policy for Recovery of Erroneously Awarded Compensation” below.
Attendance by Members of the Board of Directors at Meetings

There were seventeen meetings of the Board during the fiscal year ended December 31, 2023. Each director attended at least 75% of the meetings of the Board and the committees of the Board on which the director served during the fiscal year ended December 31, 2023 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee).
Under our Corporate Governance Guidelines, which is available in the “Corporate Governance” section of the “Investors & Media” page of our website at www.zentalis.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. It is the practice of our Board to have a separate meeting session for the independent directors during every regularly scheduled meeting of the full Board. We do not maintain a formal policy regarding director attendance at our annual meeting of stockholders; however, it is the practice of our Board to make every effort to attend our annual meetings of stockholders. Four out of seven of our then-incumbent directors attended our 2023 Annual Meeting of Stockholders.
Committees of the Board
Our Board has established the three standing committees required to be established by SEC rules and regulations and Nasdaq listing standards —Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board and that is available in the “Corporate Governance” section of the “Investors & Media” page of our website located at www.zentalis.com.
The members of each of these Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
David Johnson†		M
Enoch Kariuki, Pharm.D.*	CH
Jan Skvarka, Ph.D.	M		CH
Karan Takhar		CH	M
*    Nominated for election at the Annual Meeting. See Proposal 1.
†    Chairperson of the Board
CH    Chairperson of the Committee
M    Member of the Committee
Audit Committee
Our Audit Committee’s responsibilities include the following:
•appointing, approving the compensation of, and overseeing the independence of our independent registered public accounting firm;
•overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•reviewing and discussing with management and the independent registered public accounting firm our audited financial statements and related disclosures;
•coordinating the Board's oversight of our internal control over financial reporting, disclosure controls and procedures and Code of Business Conduct and Ethics;
•discussing our risk assessment and risk management policies and overseeing management of our financial, cybersecurity and information security risks;
•receiving regular briefings from management on information security matters, including data privacy and cybersecurity;
•establishing procedures for the receipt and retention of accounting related complaints and concerns;
•meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;
•reviewing and approving or ratifying any related person transactions;
•periodically reviewing our investment policy; and

•preparing the audit committee report required by the SEC rules (which is included in this Proxy Statement under the header "Report of the Audit Committee of the Board of Directors").
The members of the Audit Committee are Dr. Kariuki and Dr. Skvarka. Dr. Kariuki serves as the Chairperson of the Audit Committee. Our Board has affirmatively determined that each of Dr. Kariuki and Dr. Skvarka is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the Nasdaq listing rules, including those related to Audit Committee membership.
The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq listing rules. In addition, our Board has determined that each of Dr. Kariuki and Dr. Skvarka qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and under the similar Nasdaq listing rules requirement that the Audit Committee have a financially sophisticated member.

On January 24, 2024, we received a notification from Nasdaq regarding our non-compliance with Nasdaq Listing Rule 5605(c)(2), or Rule 5605, which requires, among other things, that the Audit Committee be comprised of a minimum of three independent directors. As previously disclosed, Diana Hausman resigned from our Board and all committees, including the Audit Committee, effective upon assuming the role of Chief Medical Officer on January 19, 2024. Dr. Hausman's resignation from the Audit Committee resulted in such non-compliance. In accordance with Nasdaq Listing Rule 5605(c)(4), we intend to appoint a third independent director to the Audit Committee, and thereby regain compliance with Rule 5605, within 180 days, or by July 17, 2024.
The Audit Committee met four times in 2023.
Compensation Committee
Our Compensation Committee's responsibilities include the following:
•reviewing and approving, or recommending for approval by the Board, the compensation of our Chief Executive Officer and our other executive officers;
•overseeing and administering our cash and equity incentive plans;
•reviewing and making recommendations to the Board with respect to director compensation;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required;
•preparing the annual compensation committee report, to the extent required by SEC rules (which is included in this Proxy Statement under the header "Report of the Compensation Committee of the Board of Directors");
•administers our Clawback Policy; and
•overseeing and periodically reviewing with management the Company's strategies, policies and practices with respect to human capital management, and management development, including with respect to matters such as diversity, equity and inclusion; workplace environment and culture; employee engagement and effectiveness; and talent recruitment, development, and retention.
The Compensation Committee generally considers the Chief Executive Officer’s and President's recommendations when making decisions or recommendations regarding the compensation of non-employee directors and executive officers (other than his or her own compensation). Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. During 2023, the Compensation Committee engaged Anderson Pay Advisors LLC, or the Compensation Consultant, to assist in making decisions or recommendations regarding certain compensation matters, including the amount and types of compensation to provide our executive officers and non-employee directors. As part of this process, the Compensation Committee reviewed compensation assessments provided by the Compensation Consultant comparing our compensation to that of a group of peer companies within our industry and met with the Compensation Consultant to discuss our executive and non-employee director compensation and to receive input and advice. The Compensation Consultant reports directly to the Compensation Committee.
The Compensation Committee has considered the adviser independence factors required by Nasdaq listing rules promulgated pursuant to Section 10C-1 of the Exchange Act as they relate to the Compensation Consultant and has determined that the work of the Compensation Consultant does not raise a conflict of interest.
The Compensation Committee may form and delegate authority under its charter to one or more subcommittees as it deems appropriate from time to time under the circumstances. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

The members of our Compensation Committee are Mr. Johnson and Mr. Takhar. Mr. Takhar serves as the Chairperson of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under Nasdaq’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
The Compensation Committee met three times in 2023.
Nominating and Corporate Governance Committee
Our Nominating Committee’s responsibilities include the following:
•identifying individuals qualified to become Board members;
•recommending to the Board other persons to be nominated for election as directors and to each Board committee;
•developing and recommending to the Board corporate governance guidelines;
•working with our Chief Executive Officer to evaluate our succession plans for the Chief Executive Officer and other executive officers;
•overseeing an annual self-evaluation of the Board; and
•overseeing Company strategies and policies, as may be applicable, regarding environmental, sustainability and social matters.
The members of our Nominating Committee are Dr. Skvarka and Mr. Takhar. Dr. Skvarka serves as the Chairperson of the Nominating Committee. The Nominating Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.
The Nominating and Corporate Governance Committee met two times in 2023.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section discusses the material components of the executive compensation program for our executive officers who are named in “Executive Compensation Tables—2023 Summary Compensation Table” below, whom we refer to as our “named executive officers,” and important factors relevant to an analysis of this compensation program. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the information presented in the following tables and the corresponding narrative.
Executive Summary
Overview
Historically, our named executive officer compensation program has reflected our growth and corporate goals. The compensation of our named executive officers has consisted of a combination of base salary, annual cash bonus, equity, and other employee benefits generally available to our employees. Our named executive officers are also entitled to certain compensation and benefits upon certain terminations of employment pursuant to their employment agreements, as described below.
For the year ended December 31, 2023, our named executive officers (with their current positions noted) are as follows:

Name	Position
Kimberly Blackwell, M.D.	Chief Executive Officer and Director
Cam Gallagher	President, Interim Chief Financial Officer, Interim Treasurer and Director
Andrea Paul	Chief Legal Officer and Corporate Secretary
Melissa Epperly	Former Chief Financial Officer and Treasurer
Kevin Bunker, Ph.D.	Former Chief Scientific Officer
Iris Roth, Ph.D.	Former Chief Operating Officer
Our Company
We are a clinical-stage biopharmaceutical company focused on discovering and developing small molecule therapeutics targeting fundamental biological pathways of cancers. Our lead product candidate, azenosertib (ZN-c3), is a potentially first-in-class and best-in-class WEE1 inhibitor for advanced solid tumors and hematological malignancies. Azenosertib is being evaluated as a monotherapy and in combination across multiple ongoing clinical trials. In clinical trials, azenosertib has been well tolerated and has demonstrated anti-tumor activity as a single agent across multiple tumor types and in combination with several chemotherapy backbones. As part of our azenosertib clinical development program, we are exploring enrichment strategies targeting tumors with high levels of replication stress, such as Cyclin E1 positive tumors, homologous recombination deficient tumors, and tumors with oncogenic driver mutations. We are also developing a BCL-2 inhibitor, ZN-d5, in combination with azenosertib, and we believe we are the only company that has both a WEE1 inhibitor and a BCL-2 inhibitor in clinical development. We currently exclusively in-license or solely own worldwide development and commercialization rights to azenosertib and ZN-d5.

We also continue to use our extensive drug discovery experience and capabilities across cancer biology and medicinal chemistry, which we refer to as our Integrated Discovery Engine, to advance our ongoing research on protein degraders of undisclosed targets. We believe our product candidates are differentiated from current programs targeting similar pathways and, if approved, have the potential to significantly impact clinical outcomes of patients with cancer.
Key Compensation Decisions and Actions in 2023
In 2023, one of the primary goals of our named executive officer compensation policies and programs was to effectively link executive pay to Company performance. Specific elements of our named executive officer compensation program that demonstrate our pay-for-performance philosophy include:
•Annual adjustments to named executive officer base salaries to reflect each named executive officer's performance and contributions as well as our effort to maintain reasonable positioning relative to our peer companies.

•We provide a portion of our named executive officer compensation in the form of short-term incentive compensation (annual cash bonuses), which are based entirely on corporate performance goals established by the Board. Our executives make strategic decisions that influence the Company's annual and long-term performance, and we believe it is appropriate to reward performance against achievement of corporate performance goals.
•We provide a significant portion of our named executive officer compensation in the form of long-term incentive compensation (stock options and restricted stock units, or RSUs) that vest over time. These equity awards align the interests of our named executive officers with our stockholders, as the value received by our executives upon vesting or exercise of these awards is directly tied to the value of our stock. Specifically, stock options provide value to our named executive officers only if our stock price increases following the date of grant, directly linking the interest of our named executive officers with those of our stockholders.
The primary elements of our total direct compensation program for our named executive officers and a summary of the actions taken by the Board and/or Compensation Committee during 2023 are set forth below.

Base Salary
•In January 2023, our named executive officers, other than Dr. Roth, who joined the Company following such time, received base salary increases for 2023 reflecting their performance and contributions as well as to maintain reasonable positioning relating to our peer companies.
•Dr. Roth, who joined the Company in the course of 2023, received a base salary reflecting her experience and our desire to maintain reasonable positioning relative to our peer companies.
•We aim for total cash compensation for our named executive officers to be above the market median, placing their salary levels between the 50th and 75th percentiles of similarly-situated executives at comparable companies based on our peer group.

Short-Term Incentive Compensation - Annual Cash Bonus
•In January 2023, the Board approved our 2023 corporate performance goals, each with its own weighting to reflect their importance to our business. These corporate performance goals related to clinical development, our future pipeline, financial objectives and human capital management.
•In January 2024, the Compensation Committee reviewed our achievements against our 2023 corporate performance goals and determined that the Company had achieved 100% of our 2023 corporate performance goals.
•Our named executive officers’ annual cash bonuses, which were tied 100% to achievement of 2023 corporate performance goals, were paid out at 100% of target.

Long-Term Incentive Compensation - Equity
•Stock options are an important vehicle for tying executive pay to performance, because they deliver future value only if the value of our Common Stock increases above the exercise price. As a result, they provide strong incentives for our named executive officers to increase the value of our Common Stock over the long term, and they tightly align the interests of our named executive officers with those of our stockholders.
•RSUs are granted because they are less dilutive to our stockholders, as fewer shares of our Common Stock are granted to achieve an equivalent value relative to stock options, and because RSUs are an effective retention tool that maintain value even where the stock price declines following the grant date of such awards.
•In January 2023, the Compensation Committee approved annual grants of stock options and RSUs for our named executive officers, other than Dr. Roth, who joined the Company following such time.
•Dr. Roth, who commenced employment with us in the course of 2023, received stock options and RSUs in connection with her commencement of employment, as approved by the Board or the Compensation Committee.

Our Executive Compensation Practices
We endeavor to maintain sound executive compensation policies and practices consistent with our compensation philosophy for named executive officers. The following table highlights some of our compensation policies and practices applicable to named executive officers, which are structured to drive performance and align our named executive officers’ interests with our stockholders’ long-term interests:

WHAT WE DO

✓	Pay for Performance. We design our compensation program for named executive officers to align pay with Company performance.

✓
Significant Portion of Compensation is at Risk. Under our compensation program for named executive officers, a significant portion of compensation is “at risk” based on our Company performance, including annual cash bonuses and equity, to align the interests of our named executive officers and stockholders.

✓	Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors.

✓
Independent Compensation Advisor Reports Directly to the Compensation Committee. The Compensation Committee engages its own independent compensation consultant to assist with making compensation decisions.

✓
Annual Market Review of Named Executive Compensation. The Compensation Committee and its compensation consultant annually assess competitiveness and market alignment of our compensation plans and practices.

✓
Multi-Year Vesting Requirements. The equity awards granted to our named executive officers vest over multi-year periods, consistent with our desire to align our named executive officers' interests with those of our stockholders, current market practice and our retention objectives.

✓
Minimize Inappropriate Risk Taking. Our compensation program for named executive officers is weighted toward long-term incentive compensation (equity) to discourage short-term risk taking, and it includes goals that are quantifiable and multiple performance measures.

✓	“Double Trigger” Change in Control Benefits. The employment agreements with our named executive officers do not include any “single trigger” change in control cash severance benefits.

✓
Competitive Peer Group. Our Compensation Committee selects our peers from biopharmaceutical companies that are similar to us with respect to market capitalization, headcount, stage of development, and geographic location, while also taking into account a number of qualitative criteria.

✓
Clawback Policy. We have adopted a Clawback Policy that provides for the mandatory recovery of erroneously awarded incentive-based compensation paid to any current or former executive officer of the Company in the event of a required accounting restatement.

WHAT WE DON’T DO

X
No Special Health or Welfare Benefits for Executives. Our named executive officers participate in broad-based, company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees. Named executive officers do not have access to special benefits programs.

X
Prohibition on Hedging and Pledging. Our Insider Trading Compliance Policy prohibits our employees (including our named executive officers) and directors from engaging in hedging or short-term speculative transactions involving our securities.

Compensation Philosophy and Objectives
We recognize that the ability to excel depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees. To this end, the key objectives of our named executive officer compensation program are:
•To attract, engage and retain an executive team who will provide leadership for our future success by providing competitive total pay opportunities.
•To establish a direct link between our business results, individual named executive officer performance and total executive compensation.
•To align the interests of our named executive officers with those of our stockholders.
Compensation Determination Process
Role of the Compensation Committee
The Compensation Committee develops, reviews and approves each of the elements of our named executive compensation program. The Compensation Committee also regularly assesses the effectiveness and competitiveness of our compensation programs.
In the first quarter of each year, the Compensation Committee reviews the performance of each of our named executive officers during the previous year. At this time, the Compensation Committee also reviews our performance relative to the corporate performance goals set by the Board for the year under review and makes the final cash bonus payment determinations based on our overall corporate performance. In connection with this review, the Compensation Committee also reviews and adjusts, as appropriate, annual base salaries for our named executive officers based on the named executive officer's performance in the prior year and peer company market data, and grants, as appropriate, additional equity awards to our named executive officers and certain other eligible employees. The Compensation Committee also reviews a draft of the corporate performance goals for the current year and its feedback is reflected before the corporate performance goals are submitted to the Board for approval.
Our Compensation Committee also considers the results of the advisory, non-binding vote of our stockholders required by Section 14(a) of the Exchange Act to approve the compensation of our named executive officers disclosed in our proxy statement, or the "say-on-pay" vote. We first held a say-on-pay vote at our 2022 annual meeting of stockholders, and our stockholders voted to hold a say-on-pay vote every year. Based on the outcome of our say-on-pay vote at our 2023 annual meeting of stockholders, a majority of our stockholders did not support our named executive officer compensation for 2022. While our Compensation Committee considered the results of the say-on-pay vote at our 2023 annual meeting of stockholders, it did not make any substantial changes to our executive compensation program in response to the advisory vote.
Role of Our Executive Officers
Our Chief Executive Officer and our President, with the assistance and support of our Chief Legal Officer and our human resources department, aids the Compensation Committee by providing annual recommendations regarding the compensation of our named executive officers (other than his or her own compensation). The Compensation Committee also, on occasion, meets with our Chief Executive Officer, President, and Chief Legal Officer to obtain recommendations with respect to our compensation programs and practices generally. The Compensation Committee considers, but is not bound to accept, the Chief Executive Officer's, President’s and Chief Legal Officer's recommendations with respect to named executive officer compensation (other than his or her own compensation).
Our Chief Executive Officer, President and Chief Legal Officer generally attend all of the Compensation Committee meetings, but the Compensation Committee also holds executive sessions that are not attended by any members of management or non-independent directors, as needed from time to time. Any deliberations or decisions regarding the compensation of our Chief Executive Officer are made without her present.
Role of Compensation Consultant and Comparable Company Information
The Compensation Committee is authorized to retain the services of third-party compensation consultants and other outside advisors, from time to time, to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

In 2023, the Compensation Committee retained the Compensation Consultant (defined above) for guidance in making compensation decisions. Specifically, for 2023, the Compensation Committee requested the Compensation Consultant to advise it on a variety of compensation-related issues, including:
•conducting an analysis of current practices of comparable public companies to assist the Compensation Committee in developing director and executive compensation levels;
•reviewing our peer group to determine whether additional or different peer companies or groups are necessary to provide appropriate information on market practices and compensation levels;
•providing general information concerning director, executive and non-executive compensation trends and developments;
•compensation programs for directors, executives and non-executive employees; and
•stock utilization and related metrics.
The Compensation Consultant did not provide any other services to us in 2023 beyond its engagement as advisor to the Compensation Committee on compensation matters, including those listed above.
In determining to engage the Compensation Consultant, the Compensation Committee considered the Compensation Consultant’s independence, taking into consideration relevant factors, including the absence of other services provided to the Company and the amount of fees the Company paid to the Compensation Consultant as a percentage of its respective total revenue, the Compensation Consultant’s policies and procedures that are designed to prevent conflicts of interest, any business or personal relationship any individual compensation advisor has with an executive officer of the Company, any business or personal relationship any individual compensation advisor has with any member of the Compensation Committee and any stock of the Company owned by the Compensation Consultant or its individual compensation advisors. The Compensation Committee determined, based on its analysis in light of all relevant factors, including the factors listed above, that the work of the Compensation Consultant and its individual compensation advisors as compensation consultant to the Compensation Committee has not created any conflicts of interest, and that the Compensation Consultant is independent pursuant to the independence standards set forth in the Nasdaq listing rules promulgated pursuant to Section 10C-1 of the Exchange Act.
Competitive Positioning
The Compensation Committee reviews our peer group annually to reflect changes in market capitalization and other factors, including acquisitions, and revises the companies included in the peer group accordingly. For 2023, the Compensation Consultant assisted the Compensation Committee in identifying an appropriate peer group of companies for use as a reference when determining 2023 non-employee director and executive compensation. The peer group identified below was selected in September 2022 for purposes of setting 2023 compensation and the selection criteria identified below were measured at such date.
The identified peer group consisted of 23 life sciences companies in similar phases of development as we are with the following characteristics was selected based on the following parameters and not on the basis of executive compensation levels:

Market Capitalization
•Generally between $0.4B to $5.0B as of the end of September 2022, the month in which our peer group was established, representing a range of approximately 0.3x to 4.1x our market capitalization at the end of September 2022.
•Our market capitalization was positioned near the 37th percentile of the peers as of the end of September 2022, the month in which our peer group was established.

Sector and Stage
•Public U.S. biopharmaceutical organizations focused on small or large molecule platforms with multiple clinical stage assets, when possible.
•Emphasis on Phase 2 to 3 companies to reflect our Phase 2 stage of development at the time the peer group was selected.

Headcount	•Generally, companies with fewer than 350 employees based on our headcount of approximately 150 employees at the end of September 2022, the month in which our peer group was established.
Geographic Location	•Primarily focused on U.S. companies.
For 2023, this peer group consisted of the following companies:

Allogene Therapeutics, Inc.	ImmunoGen, Inc.
Arcus Biosciences, Inc.	Kura Oncology, Inc.
ARVINAS, Inc.	Kymera Therapeutics, Inc.
Beam Therapeutics, Inc.	Lyell Immunopharma, Inc.
C4 Therapeutics, Inc.	Merus N.V.
Celldex Therapeutics, Inc.	Mirati Therapeutics, Inc.
CRISPR Therapeutics AG	Nektar Therapeutics
Cytokinetics Inc.	Relay Therapeutics, Inc.
Day One Biopharmaceuticals, Inc.	Sana Biotechnology, Inc.
Denali Therapeutics Inc.	Springworks Therapeutics, Inc.
Erasca, Inc.	TG Therapeutics, Inc.
Fate Therapeutics Inc.

Our Compensation Committee reviewed the foregoing comparable company data in connection with its determinations of the 2023 base salaries, annual cash bonuses and equity awards for our named executive officers. The Compensation Committee does not, however, set base salaries, target annual cash bonuses and total company-issued equity ownership value at any specified percentile levels relative to the comparable company data. Instead, the Compensation Committee members are informed by the comparable company data and also rely on their judgment and experience in setting those compensation levels and making those awards. As a result, variations on this pay positioning occur from year to year.
We expect that the Compensation Committee will continue to review comparable company data in connection with setting the compensation we offer our named executive officers to help ensure that our compensation programs are competitive and fair.
The compensation levels of the named executive officers reflect to a significant degree the varying roles and responsibilities of such executives. As a result of the Compensation Committee’s and the Board’s assessment of each of our named executive officer’s roles and responsibilities within our Company and the market compensation data for each of these roles, there are significant compensation differentials between each of these named executive officers.
Executive Compensation Components
The following describes each component of our named executive officer compensation program, the rationale for each, and how compensation amounts are determined.
Base Salaries
In general, base salaries for our named executive officers are initially established through arm’s length negotiation at the time the executive is hired, taking into account other factors such executive’s qualifications, experience and prior salary. Base salaries for our named executive officers are determined annually by our Compensation Committee in consultation with the Compensation Consultant and our Chief Executive Officer and President (other than with respect to his or her own compensation). Adjustments to base salaries of our named executive officers are based on the scope of an executive’s responsibilities, individual contribution, prior experience, sustained performance and market compensation data. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive and contingent on the achievement of performance objectives.
In January 2023, the Compensation Committee reviewed and approved the base salaries of our named executive officers (other than Dr. Roth, who had not yet joined the Company). In connection with Dr. Roth's appointment as Chief Operating Officer, effective February 13, 2023, the Board reviewed and approved the compensation for Dr. Roth for the balance of 2023. The following table presents the base salaries of each of our named executive officers as of the end of 2023, as approved by the Compensation Committee.

Named Executive Officer	2023 Base Salary	Percentage Increase from 2022
Kimberly Blackwell, M.D.	$701,425	5.0
Cam Gallagher	$593,600	6.0
Andrea Paul	$459,432	5.0
Melissa Epperly	$516,372	6.0
Kevin Bunker, Ph.D.	$580,125	5.0
Iris Roth, Ph.D. (1)	$434,476	N/A

(1) Dr. Roth was appointed Chief Operating Officer effective as of February 13, 2023, and resigned effective as of October 10, 2023. Dr. Roth received a pro-rated base salary for 2023 with respect to her period of service during the year.
The actual base salaries earned by our named executive officers for 2023 are set forth in “Executive Compensation Tables—2023 Summary Compensation Table” below.
Short-Term Incentive Compensation—Annual Cash Bonuses
Each named executive officer is also eligible for an annual cash bonus based entirely upon the achievement of pre-determined corporate performance goals approved by our Board or our Compensation Committee for a given year after consideration of recommendations and input from management and the Company’s strategic objectives. Bonus targets are established based on percentages of the executives’ respective base salaries for the relevant year, and are expected to be paid out in the first quarter of the following year. The target bonus levels and the annual cash bonuses for each of our named executive officers in 2023 were as follows:

Named Executive Officer	Target Bonus (as % of Base Salary)	Actual Annual Cash Bonus Payout
Kimberly Blackwell, M.D.	60%	$455,000 (1)
Cam Gallagher	50%	$296,800
Andrea Paul	45%	$206,744
Melissa Epperly	45%	$232,367
Kevin Bunker, Ph.D. (2)	50%	—
Iris Roth, Ph.D. (3)	40%	$173,790
(1) Dr. Blackwell's 2023 annual cash bonus was determined based on achievement of our 2023 corporate performance goals plus an additional discretionary amount of $34,145 in recognition of her individual contributions during 2023.

(2) Dr. Bunker resigned as our Chief Scientific Officer on December 31, 2023 and received $290,063 as part of his severance benefits, which was equal to his target bonus for 2023.

(3) Dr. Roth resigned as our Chief Operating Officer on October 10, 2023; however, she remained eligible for, and subsequently received, $173,790 as her 2023 annual cash bonus.
The target bonus level for each of our named executive officers (other than Dr. Roth, who was not an employee of the Company in 2022) as a percentage of base salary remained unchanged from 2022.
All final bonus payments to our named executive officers are determined by our Compensation Committee. The actual bonuses, awarded in any year, if any, may be more or less than the target, depending on the achievement of corporate performance goals and may also vary based on other factors at the discretion of the Compensation Committee.
For 2023, each named executive officer was eligible for a performance bonus based entirely upon the achievement of the corporate performance goals approved by our Board for 2023 (as discussed in detail below). These 2023 corporate performance goals were used by our Compensation Committee in determining annual cash bonuses for our named executive officers as they represented those areas in which our named executive officers were expected to focus their efforts in 2023. In evaluating management’s performance against our 2023 corporate performance goals, our Compensation Committee determined to award a 2023 corporate performance goal achievement level of 100% relative to those goals.
In January 2023, the Board approved the 2023 corporate performance goals, which are set forth in the table below. The 2023 corporate performance goals were set at levels such that achievement was not assured at the time they were established and would require a high level of effort and execution on the part of the named executive officers and others in order to achieve the goals. The level of achievement for each category of corporate objectives could range between 0% and 125%. In evaluating management’s performance against our 2023 corporate performance goals, our Compensation Committee determined to award a corporate achievement level of 100% relative to those goals. In making this determination, the Compensation Committee employed a holistic analysis that included taking into account both the extent to which the performance goals had been achieved, as reflected in the table below, the relative difficulty of achieving the goals that were met, and the market environment in 2023. This overall 100% achievement level was then used to determine each named executive officer’s 2023 annual cash bonus.

Goal	Allocation	Actual Level of Achievement
Clinical Development •Achieve certain clinical, translational and budgetary goals with respect to our product candidates, azenosertib and ZN-d5	50%	100%
Future Pipeline •Achieve certain key objectives for our preclinical programs	20%	75%
Finance •End 2023 with additional cash runway	15%	125%
People •Achieve certain goals relating to employee retention, diversity, equity and inclusion, and employee performance evaluations and career development	15%	125%
Long-Term Incentive Compensation—Equity
The goals of our long-term, equity-based incentive awards are to align the interests of our named executive officers and other employees, non-employee directors and consultants with the interests of our stockholders. Because vesting is based on continued service over multiple years, our equity awards also encourage the retention of our named executive officers through the vesting period of the awards. In determining the size of the equity awards for our named executive officers, we take into account a number of internal factors, such as the relative job scope, the value of existing equity awards, individual performance history, prior contributions to us, the size of prior grants as well as comparable company information, as described below. We have had no program, plan or practice pertaining to the timing of stock option or RSU grants to named executive officers coinciding with the release of material non-public information.
We use equity awards to compensate our named executive officers both in the form of initial grants in connection with the commencement of employment and annual refresher grants. Our Compensation Committee typically approves annual equity awards during the first quarter of each year. While we intend that the majority of stock awards to our employees be made pursuant to initial grants or our annual grant program, the Compensation Committee retains discretion to make equity awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the Compensation Committee.
Equity Vehicles
Our equity awards are granted under our 2020 Incentive Award Plan, or the 2020 Plan, or our 2022 Employment Inducement Incentive Award Plan, or the 2022 Inducement Plan, using a mix of stock options and RSUs to further our goal of attracting and retaining top performers and to balance the relative advantages of different instruments. We refer to the 2020 Plan and the 2022 Inducement Plan collectively as the "Equity Plans."
•Stock options are an important vehicle for tying executive pay to performance, because they deliver future value only if the value of our Common Stock increases above the exercise price. As a result, they provide strong incentives for our executive officers to increase the value of our Common Stock over the long term, and they tightly align the interests of our named executive officers with those of our stockholders.
•RSUs are granted because they are less dilutive to our stockholders, as fewer shares of our Common Stock are granted to achieve an equivalent value relative to stock options, and because RSU awards are an effective retention tool that maintain value even in cases where the share price is trading lower than our stock price at the time the award is initially granted.
The exercise price of each stock option grant is the fair market value of our Common Stock on the grant date, which is generally defined in our Equity Plans as the closing sales price of our Common Stock on the grant date as quoted by Nasdaq. Option awards generally vest over a four-year period either in equal monthly installments or 25% vests on the first anniversary of the vesting commencement date followed by vesting in equal monthly installments. RSU awards generally vest in four equal annual installments. From time to time, our Compensation Committee may, however, determine that a different vesting schedule is appropriate.
2023 Annual Equity Awards
Generally, the Compensation Committee determines the value of each named executive officer’s annual equity awards using competitive market analysis for each role prepared by the Compensation Consultant, the recommendations of our Chief Executive Officer and President based on his or her evaluation of their individual performance (except with respect to his or her own performance), the extent to which the named executive officer is currently vested in his or her equity awards, scope and criticality of the executive officer’s role and parity in targets among executives in roles of a given level.
In January 2023, the Compensation Committee approved the annual equity awards for our named executive officers in a combination of options and RSUs with approximately 60% of the shares underlying the equity awards allocated in the form of options and approximately 40% of the shares underlying the equity awards allocated in the form of RSUs. The annual equity awards granted to our named executive officers for 2023 are set forth in the “Executive Compensation Tables—2023 Grants of Plan-Based Awards Table” below, each of which vests over four years, with the RSUs vesting in four equal annual installments, and the stock options vesting in 48 equal monthly installments.
2023 New Hire and Promotion Awards
Generally, the Board or the Compensation Committee determines the value of each newly hired or promoted executive officer's equity award(s) using competitive market analysis for each role prepared by the Compensation Consultant, the executive officer's experience, and scope and criticality of the executive’s role and parity in targets among executives in roles of a given level.
In 2023, the Compensation Committee approved time-based stock options and RSUs pursuant to the 2020 Plan to Dr. Roth in connection with her commencement of employment. These equity awards, all of which were unvested, were forfeited in October 2023 in connection with Dr. Roth's resignation. As previously disclosed in the Company's 2023 proxy statement, in early 2023, the Compensation Committee modified Dr. Blackwell's, Mr. Gallagher's and Ms. Paul's 2022 new hire or promotion, as applicable, time-based stock options such that they vest monthly over four years from the executive's commencement of employment (or for Mr. Gallagher, from the date of his promotion to President). In addition, also as previously disclosed in the Company's 2023 proxy statement, in early 2023, the Compensation Committee modified performance-based stock options granted to Dr. Blackwell such that they became time-based stock options which vest monthly over four years from Dr. Blackwell's commencement of employment.
Health, Welfare, and Retirement Benefits
Health and Welfare Benefits
Our named executive officers are eligible to participate in our benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on generally the same basis as all of our other employees. We pay the premiums for term life insurance for all of our employees, including our named executive officers.
Retirement Savings
We maintain a defined contribution employee retirement plan, or 401(k) plan, for all of our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code. The 401(k) plan provides that each participant may make pre-tax deferrals from his or her compensation up to the statutory limit, which is $22,500 for calendar year 2023. Participants that are 50 years or older can also make “catch-up” contributions which, in calendar year 2023, may be up to an additional $7,500 above the statutory limit. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee. Beginning in 2021, we began making matching contributions under the 401(k) plan. Company contributions to the 401(k) plan are discretionary, and contributions in the aggregate amount of $1,534,689 were made by the Company to the 401(k) plan for calendar year 2023.
Other Benefits
We do not provide significant perquisites to our named executive officers.
Post-Termination and Change in Control Benefits
Our named executive officers may become entitled to certain benefits or enhanced benefits in connection with a change in control of our company or a qualifying termination. The employment agreements with each of our named executive officers provide for accelerated vesting of all outstanding equity awards, as well as certain other benefits upon a qualifying termination in connection with a change in control of our company. In addition, the award agreements evidencing the equity awards granted to our named executive officers provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment and Other Agreements with Our Named Executive Officers” below.
Prohibition on Certain Transactions in Zentalis Securities
Our Insider Trading Compliance Policy prohibits officers, directors and employees, and entities controlled by such individuals and members of their households, from making short sales in our equity securities, transacting in puts, calls or other derivative securities involving our equity securities, on an exchange or in any other organized market, engaging in hedging transactions, purchasing our securities on margin or pledging our securities as collateral for a loan.

Policy for Recovery of Erroneously Awarded Compensation

Effective October 2023, our Board adopted a Clawback Policy that complies with the rules and regulations promulgated by the SEC and the Nasdaq listing standards that implement the clawback policy requirements set forth in Section 10D of the Exchange Act. The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation paid to any current or former executive officer of the Company in the event of a required accounting restatement. Under the Clawback Policy, "incentive-based compensation" refers to any compensation that is granted, earned or vested based, in whole or in part, upon the attainment of one or more financial reporting measures and received by the executive officer (i) after beginning service as an executive officer, (ii) who served as an executive officer at any time during the performance period for that compensation, (iii) while the Company has a class of securities listed on a national securities exchange or association, and (d) during a three-year period immediately preceding the date that the Board determines the Company is required to prepare an accounting restatement. A "restatement" refers to an accounting restatement to correct the Company's material noncompliance with any financial reporting requirement under U.S. federal securities laws. Pursuant to the Clawback Policy, recovery is mandatory regardless of whether the applicable executive officer engaged in misconduct or otherwise caused or contributed to the material noncompliance that triggered the required accounting restatement.
Tax and Accounting Considerations
Deductibility of Executive Compensation
The Compensation Committee and our Board have considered the potential future effects of Section 162(m) of the Internal Revenue Code, or Section 162(m), on the compensation paid to our named executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for “covered employees.” While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the Compensation Committee, retains the discretion to approve compensation that may not qualify for the compensation deduction if, considering all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.
Accounting for Stock-Based Compensation
Under Financial Accounting Standards Board's, or FASB, Accounting Standards Codification Topic 718 for stock-based compensation transactions, or ASC 718, we are required to estimate the grant date “fair value” for each grant of equity award using various assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires us to recognize the compensation cost of stock-based awards in our income statements over the period that an employee is required to render service in exchange for the award.
Risk Assessment of Compensation Program
In early 2024, in conjunction with our annual compensation review, management assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are reasonably likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, short-term incentive compensation and long-term incentive compensation. Management’s risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to our Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Annual Report on Form 10-K for the year ended December 31, 2023, filed by us with the SEC.
This report of the Compensation Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
The foregoing report has been furnished by the Compensation Committee.
Respectfully submitted,
The Compensation Committee of the Board of Directors
Karan Takhar (Chairperson)
David Johnson

EXECUTIVE COMPENSATION TABLES
2023 Summary Compensation Table
The following table presents summary information regarding the compensation that was awarded to, earned by or paid to our named executive officers for services rendered for the years ended December 31, 2023, 2022, and 2021.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	All other compensation ($)	Total ($)
Kimberly Blackwell, M.D. (2) Chief Executive Officer	2023	701,425	-	5,789,520	5,890,563	455,000	17,082 (3)	12,853,590
	2022	431,539	250,000 (4)	-	35,492,937 (5)	408,000	31,900 (6)	36,614,376
Cam Gallagher (7) President, Interim Chief Financial Officer and Interim Treasurer	2023	593,600	-	3,809,826	3,879,082	296,800	1,752 (8)	8,581,060
	2022	485,942	-	3,580,165	6,281,685	280,000	1,752 (8)	10,629,545
Andrea Paul (9) Chief Legal Officer and Corporate Secretary	2023	459,432	-	964,518	982,043	206,744	16,290 (10)	2,629,027
	2022	190,385	-	-	5,813,192	202,500	8,780 (11)	6,214,856
Melissa Epperly (12) Former Chief Financial Officer and Treasurer	2023	516,372	-	2,411,283	2,455,115	232,367	16,185 (13)	5,631,323
	2022	487,143	-	1,973,567	1,331,038	219,214	15,285 (14)	4,026,248
	2021	419,832	-	581,400	1,144,994	175,967	14,490	2,336,683
Kevin Bunker, Ph.D. Former Chief Scientific Officer (15)	2023	580,125	-	1,987,555	1,661,464	-	886,811 (16)	5,115,956
	2022	530,602	-	2,293,225	2,606,507	276,250	15,477 (17)	5,722,062
	2021	446,913	-	726,750	1,431,242	187,318	14,610	2,806,833
Iris Roth, Ph.D. Former Chief Operating Officer (18)	2023	287,423	-	990,675 (19)	4,033,249 (19)	173,790	446,650 (20)	5,931,787
(1)Represents the grant date fair value of stock and option awards granted in the applicable fiscal year. In accordance with SEC rules, this column reflects the aggregate fair value of the awards granted to the named executive officers computed as of the applicable grant date in accordance with the FASB ASC 718. Assumptions used in the calculation of these amounts are included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 27, 2024. These amounts do not reflect the actual economic value that will be realized by the named executive officers upon the vesting or exercise of the awards or the sale of the Common Stock underlying such awards.
(2)Dr. Blackwell joined the Company as Chief Executive Officer in May 2022.

(3)For Dr. Blackwell, includes: (i) a cellular phone plan allowance of $1,200, (ii) group term life insurance premiums paid by the Company of $1,032, and (iii) 401(k) plan matching contributions paid by the Company of $14,850.

(4)Represents a signing bonus paid to Dr. Blackwell in connection with her commencement of employment with us in May 2022.

(5)Includes the grant date fair value of the performance-based stock option award granted to Dr. Blackwell in May 2022, assuming achievement of full performance, and excluding the effect of forfeitures. As previously disclosed in our 2023 proxy statement, such award was modified in January 2023 to convert it into a time-based award, as discussed in “Compensation Discussion and Analysis—Executive Compensation Components—Long-Term Incentive Compensation—Equity.”

(6)For Dr. Blackwell, includes: (i) a cellular phone plan allowance of $700, (ii) group term life insurance premiums paid by the Company of $340, (iii) 401(k) plan matching contributions paid by the Company of $13,725, and (iv) fees of $17,135 paid by the Company under its non-employee director compensation program (as discussed further below) for Dr. Blackwell's service as a non-employee director prior to the commencement of her employment with the Company in May 2022.
(7)Mr. Gallagher became the Company's President in May 2022 and its interim Chief Financial Officer and Treasurer in April 2024.

(8)For Mr. Gallagher, includes: (i) a cellular phone plan allowance of $1,200, and (ii) group term life insurance premiums paid by the Company of $552.
(9)Ms. Paul joined the Company as General Counsel and Corporate Secretary in August 2022 and has served as our Chief Legal Officer and Corporate Secretary since February 2024.
(10)For Ms. Paul, includes: (i) a cellular phone plan allowance of $1,200, (ii) group term life insurance premiums paid by the Company of $240, and (iii) 401(k) plan matching contributions paid by the Company of $14,850.
(11)For Ms. Paul, includes: (i) a cellular phone plan allowance of $500, (ii) group term life insurance premiums paid by the Company of $102, and (iii) 401(k) plan matching contributions paid by the Company of $8,178.

(12)Ms. Epperly served as the Company's Chief Financial Officer and Treasurer until April 5, 2024.

(13)For Ms. Epperly, includes: (i) a cellular phone plan allowance of $1,200, (ii) group term life insurance premiums paid by the Company of $360, and (iii) 401(k) plan matching contributions paid by the Company of $14,625.
(14)For Ms. Epperly, includes: (i) a cellular phone plan allowance of $1,200, (ii) group term life insurance premiums paid by the Company of $360, and (iii) 401(k) plan matching contributions paid by the Company of $13,725.

(15)Dr. Bunker served as the Company's Chief Scientific Officer until December 31, 2023.

(16)For Dr. Bunker, includes: (i) a cellular phone plan allowance of $1,200, (ii) group term life insurance premiums paid by the Company of $573, (iii) 401(k) plan matching contributions paid by the Company of $14,850, and (iv) a lump sum cash severance payment in the amount of $870,188 (representing twelve months' base salary based on Dr. Bunker's base salary rate in effect on December 31, 2023 plus Dr. Bunker's 2023 target bonus) in accordance with Dr. Bunker's Transition and Release Agreement.
(17)For Dr. Bunker, includes: (i) a cellular phone plan allowance of $1,200, (ii) group term life insurance premiums paid by the Company of $552, and (iii) 401(k) plan matching contributions paid by the Company of $13,725.
(18)Dr. Roth served as the Company's Chief Operating Officer from February to October 2023.
(19)Includes the grant date fair value of the stock and option awards granted to Dr. Roth in February 2023 in connection with her commencement of employment. Such awards, all of which were unvested, were forfeited in October 2023 in connection with Dr. Roth's resignation.

(20)For Dr. Roth, includes: (i) a cellular phone plan allowance of $800, (ii) group term life insurance premiums paid by the Company of $382, (iii) a lump sum cash severance payment in the amount of $439,476 (comprised primarily of 9 months' base salary and some miscellaneous fees) in accordance with Dr. Roth's Release Agreement, and (iv) $5,992 in COBRA costs in accordance with Dr. Roth's Release Agreement.

2023 Grants of Plan-Based Awards
The following table sets forth summary information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2023. All equity awards set forth in the following table were granted under our 2020 Plan, unless otherwise disclosed below.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Approval Date	Grant Date	Type of Award	Threshold ($)	Target ($)	Maximum ($)
Kimberly Blackwell, M.D.	—	—	Annual Cash Bonus	—	455,000	568,750	—	—	—	—	—
	1/5/2023	2/1/2023	Annual Grant - RSU	—	—	—	—	244,800	—	—	5,789,520
	1/5/2023	2/1/2023	Annual Grant - Option	—	—	—	—	—	355,200	23.65	5,890,563
Cam Gallagher	—	—	Annual Cash Bonus	—	296,800	371,000	—	—	—	—	—
	1/5/2023	2/1/2023	Annual Grant - RSU	—	—	—	—	161,092	—	—	3,809,826
	1/5/2023	2/1/2023	Annual Grant - Option	—	—	—	—	—	233,908	23.65	665,537
Andrea Paul	—	—	Annual Cash Bonus	—	206,744	258,430	—	—	—	—	—
	1/5/2023	2/1/2023	Annual Grant - RSU	—	—	—	—	40,783	—	—	964,518
	1/5/2023	2/1/2023	Annual Grant - Option	—	—	—	—	—	59,217	23.65	982,043
Melissa Epperly	—	—	Annual Cash Bonus	—	232,367	290,459	—	—	—	—	—
	1/5/2023	2/1/2023	Annual Grant - RSU	—	—	—	—	101,957	—	—	2,411,283
	1/5/2023	2/1/2023	Annual Grant - Option	—	—	—	—	—	148,043	23.65	2,455,115
Kevin Bunker, Ph.D.	—	—	Annual Cash Bonus	—	290,063	362,579	—	—	—	—	—
	1/5/2023	2/1/2023	Annual Grant - RSU (5)	—	—	—	—	91,354	—	—	1,514,996
	1/5/2023	2/1/2023	Annual Grant - Option (5)	—	—	—	—	—	132,646	23.65	2,160,522
Iris Roth, Ph.D.	—	—	Annual Cash Bonus	—	173,790	217,238	—	—	—	—	—
	2/3/2023	3/1/2023	New Hire - RSU (6)	—	—	—	—	52,500	—	—	990,675
	2/3/2023	3/1/2023	New Hire - Option (6)	—	—	—	—	—	297,500	18.87	4,033,249
(1)Represents the threshold, target and maximum annual cash bonus payouts pursuant to our 2023 annual cash bonus program, as described above. Actual amounts paid to each named executive officer under our 2023 annual cash bonus program are included in the “Non-equity incentive plan compensation” column of "—2023 Summary Compensation Table" above.

(2)Represents RSUs which will vest in four equal installments on each of the first four anniversaries of the grant date, subject to the individual's continued employment or service through the applicable vesting dates. In addition, the employment agreements with our named executive officers provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment and Other Agreements with Our Named Executive Officers” below.
(3)Unless otherwise noted, represents stock options which will vest over four years in 48 equal monthly installments until the stock options are fully vested, subject to the individual’s continued employment or service through the applicable vesting dates. In addition, the employment agreements with our named executive officers provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment and Other Agreements with Our Named Executive Officers” below.
(4)Represents the grant date fair value of stock and option awards granted in the applicable fiscal year. In accordance with SEC rules, this column reflects the aggregate fair value of the awards granted to the named executive officers computed as of the applicable grant date in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 27, 2024. This amount does not reflect the actual economic value that will be realized by the named executive officers upon the vesting or exercise of the awards or the sale of the Common Stock underlying such awards.
(5)Pursuant to his Transition and Release Agreement, as described further below, the vesting schedule of the RSUs and stock options granted to Dr. Bunker on February 1, 2023 was modified such that the RSUs and stock options eligible to vest during the 12 months following his termination of employment (or through December 31, 2024) will continue to vest in accordance with the vesting schedules applicable to such awards (provided that Dr. Bunker’s outstanding RSUs eligible for continued vesting all vested on March 13, 2024 if they would have otherwise vested after such date). For additional discussion, please see “—Employment and Other Agreements with Our Named Executive Officers” below.
(6)Represents RSUs and stock options granted to Dr. Roth in February 2023 in connection with her commencement of employment. The stock options granted to Dr. Roth were scheduled to vest over four years, with 25% of the options vesting on the first anniversary of the date of her commencement of employment, and the remainder in 36 equal monthly installments over the three years thereafter until the stock options are fully vested, subject to her continued employment or service through the applicable vesting dates. Such awards, all of which were unvested, were forfeited in October 2023 in connection with Dr. Roth's resignation. For additional discussion, please see “—Employment and Other Agreements with Our Named Executive Officers” below.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth specified information regarding the outstanding equity awards held by our named executive officers at December 31, 2023. All equity awards set forth in the following table were granted under our 2020 Plan, unless otherwise disclosed below. Dr. Roth did not hold any outstanding equity awards at December 31, 2023, and is not included in the table below.

	Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable (1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)
Kimberly Blackwell, M.D.	2/1/2023	74,000	281,200	23.65	1/31/2033	—	—
	2/1/2023	—	—	—	—	244,800	3,708,720
	5/16/2022	676,403 (4)	1,032,406 (4)	24.41	5/15/2032	—	—
	5/16/2022	169,100 (5)	258,102 (5)	24.41	5/15/2032	—	—
	6/4/2021	15,000 (6)	—	52.25	6/3/2031	—	—
	7/1/2020	38,000 (6)	—	47.80	6/30/2030	—	—
Cam Gallagher	2/1/2023	48,730	185,178	23.65	1/31/2033	—	—
	2/1/2023	—	—	—	—	161,092	2,440,544
	5/30/2022	131,898 (4)	201,320 (4)	24.75	5/29/2032	—	—
	5/30/2022	—	—	—	—	83,304 (7)	1,262,056
	2/10/2022	8,820	10,425	52.61	2/9/2032	—	—
	2/10/2022	—	—	—	—	6,152	93,203
	2/11/2021	18,593	7,657	38.76	2/10/2031	—	—
	2/11/2021	15,000 (6)	—	38.76	2/10/2031	—	—
	2/11/2021	—	—	—	—	4,375	66,281
	4/2/2020	68,750 (10)	6,250 (10)	18.00	4/1/2030	—	—
	4/2/2020	20,000 (6)	—	18.00	4/1/2030	—	—
Andrea Paul	2/1/2023	12,336	46,881	23.65	1/31/2033	—	—
	2/1/2023	—	—	—	—	40,783	617,862
	8/1/2022	96,833 (4)(8)	193,667 (4)(8)	28.82	7/31/2032	—	—
Melissa Epperly	2/1/2023	30,842	117,201	23.65	1/31/2033	—	—
	2/1/2023	—	—	—	—	101,957	1,544,649
	10/3/2022	—	—	—	—	33,333 (9)	504,995
	2/10/2022	17,640	20,849	52.61	2/9/2032	—	—
	2/10/2022	—	—	—	—	12,304	186,406
	2/11/2021	31,875	13,125	38.76	2/10/2031	—	—
	2/11/2021	—	—	—	—	7,500	113,625
	4/2/2020	91,666 (10)	8,334 (10)	18.00	4/1/2030	—	—
Kevin Bunker, Ph.D. (11)	2/1/2023	27,634	105,012	23.65	1/31/2033	—	—
	2/1/2023	—	—	—	—	91,354	1,384,013
	10/3/2022	14,583 (10)	35,417 (10)	22.21	10/2/2032	—	—
	10/3/2022	—	—	—	—	33,333 (12)	504,995
	2/10/2022	24,174	28,571	52.61	2/9/2032	—	—
	2/10/2022	—	—	—	—	16,861	255,444
	2/11/2021	39,843	16,407	38.76	2/10/2031	—	—
	2/11/2021	—	—	—	—	9,375	142,031
	4/2/2020	229,166 (10)	20,834 (10)	18.00	4/1/2030	—	—

(1)Unless otherwise noted, the stock options vest and become exercisable in forty-eight consecutive equal monthly installments on each monthly anniversary of the grant dates, subject to the individual’s continued employment or service through the applicable vesting dates. In addition, the employment agreements with our named executive officers (or, for Dr. Bunker, his Transition and Release Agreement) provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment and Other Agreements with Our Named Executive Officers” below.

(2)Unless otherwise noted, represents RSUs which vest in four equal installments on each of the first four anniversaries of the grant date, subject to the individual’s continued employment or service through the applicable vesting dates. In addition, the employment agreements with our named executive officers (or, for Dr. Bunker, his Transition and Release Agreement) provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment and Other Agreements with Our Named Executive Officers” below.

(3)The market value per share was calculated based on the closing price per share of our Common Stock on December 29, 2023 ($15.15), the last trading day of 2023.

(4)When granted, the stock options were scheduled to vest and become exercisable with respect to 25% of the underlying shares on the one-year anniversary of the individual's start date (or for Mr. Gallagher, the date of his promotion to President), and with respect to the balance of the shares, in consecutive equal monthly installments over the following thirty-six months, subject to the individual’s continued employment or service through the applicable vesting dates. As previously disclosed in the Company's 2023 proxy statement, such awards were modified in January 2023 to vest in forty-eight equal installments on each monthly anniversary of the named executive officer's start date (or for Mr. Gallagher, the date of his promotion to President), as discussed in "Compensation Discussion and Analysis—Executive Compensation Components—Long-Term Incentive Compensation—Equity.” In addition, the employment agreements with our named executive officers provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment and Other Agreements with Our Named Executive Officers” below.

(5)As previously disclosed in our 2023 proxy statement, in early 2023, the Compensation Committee modified performance-based stock options granted to Dr. Blackwell such that they became time-based stock options which vest monthly over four years from Dr. Blackwell's commencement of employment, as discussed in "Compensation Discussion and Analysis—Executive Compensation Components—Long-Term Incentive Compensation—Equity.” In addition, the employment agreements with our named executive officers provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment and Other Agreements with Our Named Executive Officers” below.
(6)The stock options are fully vested.

(7)Represents RSUs granted to Mr. Gallagher in connection with his appointment as President of the Company.
(8)Granted under our 2022 Inducement Plan.

(9)Represents RSUs which will vest over two years, with one-third of the RSUs vesting on the first anniversary of the grant date, and the remaining two-third of the RSUs vesting on the second anniversary of the grant date, subject to Ms. Epperly's continued employment or service through the applicable vesting dates. In addition, the employment agreements with our named executive officers provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment and Other Agreements with Our Named Executive Officers” below.
(10)The stock options vest and become exercisable with respect to 25% of the underlying shares on the one-year anniversary of the grant date and with respect to the balance of the shares in consecutive equal monthly installments over the following thirty-six months, subject to the individual’s continued employment or service through the applicable vesting dates. In addition, the employment agreements with our named executive officers (or, for Dr. Bunker, his Transition and Release Agreement) provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment and Other Agreements with Our Named Executive Officers” below.

(11)Pursuant to his Transition and Release Agreement, Dr. Bunker’s outstanding equity awards eligible to vest during the 12 months following his termination of employment (or through December 31, 2024) will continue to vest in accordance with the vesting schedules applicable to such awards (provided that Dr. Bunker’s outstanding RSUs eligible for continued vesting all vested on March 13, 2024 if they would have otherwise vested after such date). In addition, Dr. Bunker will be able to exercise his vested stock options until December 31, 2028. For additional discussion, please see “—Employment and Other Agreements with Our Named Executive Officers” below.

(12)When granted, the RSUs were scheduled to vest over two years, with one-third of the RSUs vesting on the first anniversary of the grant date, and the remaining two-third of the RSUs vesting on the second anniversary of the grant date, subject to Dr. Bunker's continued employment or service through the applicable vesting dates. Pursuant to his Transition and Release Agreement, such awards were modified to vest in full on March 13, 2024.
Option Exercises and Stock Vested
The following table sets forth information regarding option exercises and stock awards that vested during 2023 with respect to our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kimberly Blackwell, M.D.	—	—	—	—
Cam Gallagher	—	—	39,601	977,909
Andrea Paul	—	—	—	—
Melissa Epperly	—	—	24,518	483,178
Kevin Bunker, Ph.D.	—	—	26,974	533,649
Iris Roth, Ph.D.	—	—	—	—
(1)The value realized is based on the closing price of our Common Stock on the vesting date as reported on Nasdaq multiplied by the number of RSUs vested.
Employment and Other Agreements with Our Named Executive Officers
Below are written descriptions of our employment agreements with each of our named executive officers. Each of our named executive officer’s employment is “at will” and may be terminated at any time. Additionally, below is a description of the Release Agreements entered into with Dr. Bunker and Dr. Roth upon their termination of employment in December 2023 and October 2023, respectively.
Employment Agreement with Dr. Blackwell
Through our subsidiary, Zeno Management, Inc., or Zeno Management, we have entered into an Employment Agreement with Dr. Blackwell setting forth the terms of her employment as our Chief Executive Officer. Dr. Blackwell’s employment agreement was most recently amended and restated effective February 28, 2023.
Pursuant to her employment agreement, if we terminate Dr. Blackwell’s employment other than for cause (as defined below) or Dr. Blackwell terminates her employment for good reason (as defined below), she is entitled to the following payments and benefits, subject to her timely execution and non-revocation of a general release of claims in favor of the Company and her continued compliance with the restrictive covenants set forth in her employment agreement:
1.Her fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled;
2.A payment equal to 18 months of her then-current base salary, payable in a lump sum 60 days following the termination date;

3.A payment equal to her prorated target annual bonus for the year in which the termination date occurs, payable in a lump sum 60 days following the termination date; and
4.Payment of the COBRA premiums for her and her eligible dependents for 18 months following her termination date.
In the event such termination occurs within 18 months following a change in control (as defined in the 2020 Plan), Dr. Blackwell will be entitled to a lump-sum payment equal to 150% of her full target bonus for the year in which the termination occurs in lieu of the amount referenced in item 3 above. In the event of such termination at any time following a change in control, all of Dr. Blackwell’s stock awards will immediately vest in full. In addition, in the event a change in control occurs and an excise tax is imposed by reason of the application of Sections 280G and 4999 of the Internal Revenue Code as a result of any compensatory payments made to Dr. Blackwell in connection with such change in control, Dr. Blackwell will be entitled to an additional payment in an amount that will offset, on an after tax basis, the effect of any excise tax imposed upon her.
In the event we terminate Dr. Blackwell’s employment for cause, she terminates her employment without good reason, or upon her death or permanent disability, she is entitled to receive only her fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled.
Employment Agreement with Mr. Gallagher
Zeno Management has entered into an employment agreement with Mr. Gallagher setting forth the terms of his employment as our President. Mr. Gallagher’s employment agreement was most recently amended and restated effective February 28, 2023.
Pursuant to his employment agreement, if we terminate Mr. Gallagher’s employment other than for cause (as defined below) or Mr. Gallagher terminates his employment for good reason (as defined below), he is entitled to the following payments and benefits, subject to his timely execution and non-revocation of a general release of claims in favor of the Company and his continued compliance with the restrictive covenants set forth in his employment agreement:
1.His fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled;
2.A payment equal to 12 months of his then-current base salary, payable in a lump sum 60 days following the termination date;
3.A payment equal to his prorated target annual bonus for the year in which the termination date occurs, payable in a lump sum 60 days following the termination date; and
4.Payment of the COBRA premiums for him and his eligible dependents for 12 months following his termination date.
In the event such termination occurs within 18 months following a change in control (as defined in the 2020 Plan), Mr. Gallagher will be entitled to a lump-sum payment equal to his full target bonus for the year in which the termination occurs in lieu of the amount referenced in item 3 above. In the event of such termination at any time following a change in control, all of Mr. Gallagher’s stock awards will immediately vest in full. In addition, in the event a change in control occurs and an excise tax is imposed by reason of the application of Sections 280G and 4999 of the Internal Revenue Code as a result of any compensatory payments made to Mr. Gallagher in connection with such change in control, Mr. Gallagher will be entitled to an additional payment in an amount that will offset, on an after tax basis, the effect of any excise tax imposed upon him.
In the event we terminate Mr. Gallagher’s employment for cause, he terminates his employment without good reason, or upon his death or permanent disability, he is entitled to receive only his fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled.
Employment Agreement with Ms. Paul
Zeno Management has entered into an employment agreement with Ms. Paul setting forth the terms of her employment as our Chief Legal Officer and Corporate Secretary. Ms. Paul’s employment agreement was most recently amended and restated effective February 28, 2023.

Pursuant to Ms. Paul’s employment agreement, if we terminate her employment other than for cause (as defined below) or Ms. Paul terminates her employment for good reason (as defined below), she is entitled to the following payments and benefits, subject to her timely execution and non-revocation of a general release of claims in favor of the Company and her continued compliance with the restrictive covenants set forth in her employment agreement:
1.Her fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled;
2.A payment equal to 9 months of her then-current base salary, payable in a lump sum 60 days following the termination date;
3.A payment equal to her prorated target annual bonus for the year in which the termination date occurs, payable in a lump sum 60 days following the termination date; and
4.Payment of the COBRA premiums for her and her eligible dependents for 9 months following her termination date.
In the event such termination occurs within 18 months following a change in control (as defined in the 2020 Plan), the references to 9 months in items 2 and 4 above will be increased to 12 months, and Ms. Paul will be entitled to a lump-sum payment equal to her full target bonus for the year in which the termination occurs in lieu of the amount referenced in item 3 above. In the event of such termination at any time following a change in control, all of Ms. Paul’s stock awards will immediately vest in full. In addition, in the event a change in control occurs and an excise tax is imposed by reason of the application of Sections 280G and 4999 of the Internal Revenue Code as a result of any compensatory payments made to Ms. Paul in connection with such change in control, Ms. Paul will be entitled to an additional payment in an amount that will offset, on an after tax basis, the effect of any excise tax imposed upon her.
In the event we terminate Ms. Paul’s employment for cause, she terminates her employment without good reason, or upon her death or permanent disability, she will be entitled to receive only her fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled.
Employment Agreement with Ms. Epperly
During the term of her employment, Zeno Management was a party to an employment agreement with Ms. Epperly setting forth the terms of her employment as our Chief Financial Officer. Ms. Epperly’s employment agreement was most recently amended and restated effective February 28, 2023.
Ms. Epperly’s employment agreement provided that if her employment was terminated other than for cause (as defined below) or Ms. Epperly terminated her employment for good reason (as defined below), she would be entitled to the following payments and benefits, subject to her timely execution and non-revocation of a general release of claims in favor of the Company and her continued compliance with the restrictive covenants set forth in her employment agreement:
1.Her fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled;
2.A payment equal to 9 months of her then-current base salary, payable in a lump sum 60 days following the termination date;
3.A payment equal to her prorated target annual bonus for the year in which the termination date occurs, payable in a lump sum 60 days following the termination date; and
4.Payment of the COBRA premiums for her and her eligible dependents for 9 months following her termination date.
In the event such termination had occurred within 18 months following a change in control (as defined in the 2020 Plan), the references to 9 months in items 2 and 4 above would have been increased to 12 months, and Ms. Epperly would have been entitled to a lump-sum payment equal to her full target bonus for the year in which the termination had occurred in lieu of the amount referenced in item 3 above. In the event of such termination at any time following a change in control, all of Ms. Epperly’s stock awards would have immediately vested in full. In addition, in the event a change in control had occurred and an excise tax had been imposed by reason of the application of Sections 280G and 4999 of the Internal Revenue Code as a result of any compensatory payments made to Ms. Epperly in connection with such change in control, Ms. Epperly would have been entitled to an additional payment in an amount that would offset, on an after tax basis, the effect of any excise tax imposed upon her.

In the event we had terminated Ms. Epperly’s employment for cause, she had terminated her employment without good reason, or upon her death or permanent disability, she would have been entitled to receive only her fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she would have been entitled.

Transition and Release Agreement with Dr. Bunker
In November 2023, in connection with Dr. Bunker's resignation, Zeno Management and the Company entered into a Transition and Release Agreement with Dr. Bunker, wherein Zeno Management and the Company agreed to provide Dr. Bunker with certain severance benefits, including a lump sum payment equal to 12 months' base salary plus his target bonus for 2023, and 12 months of continued payment of COBRA premiums at the Company's expense.
In addition, pursuant to the Transition and Release Agreement, Dr. Bunker’s outstanding equity awards eligible to vest during the 12 months following his termination of employment (or through December 31, 2024) will continue to vest in accordance with the vesting schedules applicable to such awards (provided that Dr. Bunker’s outstanding RSUs eligible for continued vesting all vested on March 13, 2024 if they would have otherwise vested after such date. In addition, Dr. Bunker will be able to exercise his vested stock options until December 31, 2028. For additional information regarding the outstanding equity held by Dr. Bunker, see the “—Outstanding Equity Awards at Fiscal-Year End” table above.
Release Agreement with Dr. Roth
In December 2023, in connection with Dr. Roth's resignation, Zeno Management and the Company entered into a Release Agreement with Dr. Roth, wherein Zeno Management and the Company agreed to provide Dr. Roth with certain severance benefits, including a lump sum payment comprised primarily of 9 months' base salary and some miscellaneous fees, and 12 months of continued payment of COBRA premiums at the Company's expense.
Dr. Roth’s outstanding equity awards, all of which were unvested, were automatically terminated on October 10, 2023, the effective date of Dr. Roth's resignation.

Defined Terms Applicable to Named Executive Officer Employment Agreements
For purposes of the employment agreements with our named executive officers, “cause” means any of the following: (1) the unauthorized use or disclosure of confidential information or trade secrets of the Company or its affiliates or any material breach of a written agreement between the executive and the Company or any affiliate, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (2) the commission of, indictment for or the entry of a plea of guilty or nolo contendere to a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (3) gross negligence or willful misconduct or willful or repeated failure or refusal to substantially perform assigned duties; (4) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the executive against the Company or its affiliates; or (5) any misconduct (including acts, omissions or statements that constitute misconduct) which the Company reasonably determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company or its affiliates.
“Good reason” means the occurrence of any of the following without the executive’s written consent: (1) a change in position or responsibilities that represents a substantial reduction in position or responsibilities as in effect immediately prior thereto; the assignment of any duties or responsibilities that are materially inconsistent with such position or responsibilities; or any removal from or failure to reappoint or reelect the executive to any of such positions, including, for Dr. Blackwell and Mr. Gallagher, his or her position as a member of our Board or the Board of Directors of Zeno Management, except in connection with the termination of the executive’s services for cause, as a result of his or her permanent disability (as defined in the applicable employment agreement) or death, or by the executive other than for good reason; (2) the requirement that the executive be based at any place outside a 50-mile radius of his or her then-current place of employment with the Company prior to any such relocation, except for reasonably required travel on the company business; or (3) any material breach by the Company or any affiliate of its obligations to the executive under any applicable employment or services agreement between the executive and the Company or such affiliate.

Restrictive Covenant Obligations
Pursuant to their employment agreements, each of our named executive officers is subject to covenants prohibiting solicitation of employees and consultants for one year following termination and a perpetual non-disparagement covenant, in addition to obligations under our standard proprietary information and inventions assignment agreement.

Potential Payments Upon Termination or Change in Control
The following table summarizes the potential payments to our named executive officers (other than Dr. Bunker and Dr. Roth, each of whose employment with the Company terminated on December 31, 2023 and October 10, 2023, respectively, and each of whose termination payments and benefits are described above under "—Employment Agreement and Transition and Release Agreement with Dr. Bunker" and "—Employment Agreement and Release Agreement with Dr. Roth", respectively) in the scenarios listed in the table below. The table assumes that the termination of employment or change in control, as applicable, occurred on December 31, 2023 and, in the case of the "CIC Only (Continued Employment)" line item, that the equity awards would be assumed by the acquirer following a change in control. The value of the accelerated vesting of stock and option awards was computed using $15.15, which was the price of our Common Stock at December 29, 2023, which was the last trading day of 2023 (less, in the case of option awards, the exercise price per share of such option awards). Change in control is referred to as "CIC" in the table below. Ms. Epperly’s employment with the Company ended on April 5, 2024 and the potential payments in the table below are hypothetical as of December 31, 2023. Ms. Epperly is eligible to receive severance benefits under her employment agreement, subject to Ms. Epperly's timely execution of a release agreement with the Company.

Triggering Event	Cash Severance ($)(1)	Accelerated Options ($)(2)	Accelerated RSUs/Restricted Stock ($)(3)	Health Benefits ($)(4)	Excise Tax Gross-Up ($)(5)	Total ($)
Kimberly Blackwell, M.D.
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	1,472,992	—	—	57,466	—	1,530,458
Death/Disability	—	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	1,683,420	—	3,708,720	57,466	1,337,837	6,787,443
CIC Only (Continued Employment)	—	—	—	—	—	—
Cam Gallagher
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	890,400	—	—	38,310	—	928,710
Death/Disability	—	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	890,400	—	3,862,083	38,310	—	4,790,793
CIC Only (Continued Employment)	—	—	—	—	—	—
Andrea Paul
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	551,318	—	—	28,733	—	580,051
Death/Disability	—	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	666,176	—	617,862	38,310	—	1,322,348
CIC Only (Continued Employment)	—	—	—	—	—	—
Melissa Epperly
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	619,646	—	—	9,808	—	629,454
Death/Disability	—	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	748,739	—	2,349,674	13,077	—	2,845,124
CIC Only (Continued Employment)	—	—	—	—	—	—
(1)Represents lump sum cash severance payable upon a termination without cause or a resignation for good reason pursuant to the named executive officers’ employment agreements. For Dr. Blackwell, represents 18 months’ base salary plus prorated target bonus (increased to 150% of her target bonus in the event of such a termination within 18 months following a change in control). For Mr. Gallagher, represents 12 months’ base salary plus prorated target bonus (increased to full target bonus in the event of such a termination within 18 months following a change in control). For Ms. Paul and Ms. Epperly, represents 9 months’ base salary plus prorated target bonus (increased to 12 months' base salary and full target bonus in the event of such a termination within 18 months following a change in control).

(2)The value attributable to the accelerated options represents the excess of the fair market value of our Common Stock of $15.15 on December 29, 2023, the last trading day of 2023, over the exercise price of the unvested options, the vesting of which accelerates in connection with the specified event. In the event of an involuntary termination without cause or resignation for good reason following a change in control, all outstanding unvested option awards held by the named executive officers will vest upon such termination.
(3)Represents the aggregate value of the accelerated vesting of RSU awards and restricted stock awards, calculated by multiplying the fair market value of our Common Stock of $15.15 on December 29, 2023, the last trading day of 2023, by the number of RSUs and shares of restricted stock, the vesting of which accelerates in connection with the applicable triggering event. In the event of an involuntary termination without cause or resignation for good reason following a change in control, all outstanding RSU and restricted stock awards held by the named executive officers will vest upon such termination.
(4)Represents the value of the continuation of health benefits for the period corresponding to the period for which the named executive officer will receive cash severance benefits following the date of the named executive officer’s termination.
(5)Based on the assumptions noted above, Dr. Blackwell would have been subject to an excise tax payable pursuant to Sections 280G and 4999 of the Internal Revenue Code as a result of the compensatory payments made to her in the scenario listed in the table above in connection with a change in control occurring on December 31, 2023. Under her employment agreement, Dr. Blackwell would have been entitled to an additional payment in an amount that would offset, on an after tax basis, the effect of any excise tax imposed upon her. This column includes the estimated amount of such additional payment assuming a change in control occurred on December 31, 2023 and using the fair market value of our Common Stock of $15.15 on December 29, 2023, the last trading day of 2023. Dr. Blackwell was the only named executive officer who would have been subject to an excise tax in connection with a change in control as of December 31, 2023 based on the foregoing assumptions.
CEO Pay Ratio
Zentalis’ compensation and benefits philosophy and the overall structure of our compensation and benefit programs encourage and reward all employees who contribute to our success. We strive to ensure that the pay of our employees reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are set using market data from our peer group as well as taking into account other factors, including individual qualifications, experience and job scope. As required by the Dodd-Frank Act, we are required to disclose the median of the annual total compensation of our employees (except for our principal executive officer), the annual total compensation of our principal executive officer, and the ratio of these two amounts.
Dr. Blackwell, our Chief Executive Officer, served as our principal executive officer during the fiscal year ended 2023. For purposes of determining our pay ratio, we determined Dr. Blackwell’s annual total compensation for 2023 was $12,853,590, which, as required by the SEC rules, is calculated based off of Dr. Blackwell’s total compensation as set forth in “—2023 Summary Compensation Table” above.
To identify the median of the annual total compensation of all our employees, we used the following reasonable assumptions, estimates, methodologies and adjustments as necessary and in accordance with SEC rules:
•We selected December 31, 2023, which is within the last three months of the fiscal year ended 2023, as the date upon which we would identify the “median employee.”
•We identified our median employee by examining the total annual compensation for all employees (excluding Dr. Blackwell), which included: base salary, signing bonus (if any), target annual bonus amount, the grant date fair value of equity grants, and other compensation such as 401(k) matching contributions, group term life insurance premiums paid by the Company and cellular phone plan allowances. This calculation of total annual compensation is consistent with the methodology used to prepare our 2023 Summary Compensation Table.
•We annualized the base salary and target bonus amounts of all permanent employees who were hired in 2023 but did not work the entire year. However, we did not perform adjustments to the compensation paid to our part-time employees to calculate what they would have been paid on a full-time basis.
•We captured all full-time, part-time and temporary employees as of December 31, 2023.
•No cost-of-living adjustments or other adjustments were made.

After identifying this median compensated employee, we calculated the total annual compensation for this median employee by using the same methodology we use for our named executive officers as disclosed in the 2023 Summary Compensation Table. The annual total compensation (determined as described above) of our CEO, Dr. Blackwell, was $12,853,590 for 2023. The annual total compensation of our median compensated employee, excluding Dr. Blackwell, was $290,791 for 2023, resulting in a ratio of 44:1 for 2023. This ratio and annual total compensation amounts are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. Given that assumptions, estimates, methodologies, and adjustments that companies may apply to determine their pay ratio may differ, this information should not be used as a basis for comparison between different companies.

Pay Versus Performance
The following table sets forth information concerning the compensation of our named executive officers for each of the fiscal years ended December 31, 2023, 2022, 2021, and 2020, and our financial performance for each such fiscal year. In this section, the principal executive officer is referred to as the "PEO."

Year	Summary Compensation Table Total for PEO (Kimberly Blackwell)(1) ($)	Summary Compensation Table Total for PEO (Anthony Sun)(2) ($)	Summary Compensation Table Total for PEO (Kevin Bunker)(3) ($)	Compensation Actually Paid to PEO (Kimberly Blackwell)(4)(5) ($)	Compensation Actually Paid to PEO (Anthony Sun)(4)(5) ($)	Compensation Actually Paid to PEO (Kevin Bunker)(4)(5) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (4)(5) ($)	Value of Initial Fixed $100 Investment Based on:		Net (Loss) Income ($)
									Total Shareholder Return(6) ($)	Peer Group Total Shareholder Return(6) ($)
2023	12,853,590	—	—	6,594,382	—	—	5,576,632	3,027,114	65	131	(292,305,000)
2022	36,614,376	9,098,448	5,722,062	28,604,206	(24,335,021)	($8,957,007)	7,425,326	1,777,563	87	126	(237,113,000)
2021	—	5,935,085	—	—	23,202,089	—	1,960,478	8,239,476	362	142	(166,093,000)
2020	—	15,044,399	—	—	51,719,320	—	6,403,748	16,022,547	223	142	(118,548,000)
______________________________
(1)Kimberly Blackwell was appointed as President and Chief Executive Officer of the Company on May 10, 2022 and her employment with the Company commenced on May 16, 2022.
(2)Anthony Sun resigned as President and Chief Executive Officer of the Company effective May 10, 2022.
(3)Kevin Bunker served as the PEO of the Company on an interim basis from the period between May 10, 2022 and May 16, 2022.
(4)Amounts represent compensation actually paid to our PEOs and the average compensation actually paid to our remaining named executive officers for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO(s)	Non-PEO Named Executive Officers
2023	Kimberly Blackwell	Cam Gallagher, Andrea Paul, Melissa Epperly, Kevin Bunker and Iris Roth
2022	Anthony Sun, Kevin Bunker, Kimberly Blackwell	Melissa Epperly, Cam Gallagher, Carrie Brownstein and Andrea Paul
2021	Anthony Sun	Melissa Epperly, Kevin Bunker, Alexis Pinto and Dimitris Voliotis
2020	Anthony Sun	Kevin Bunker and Alexis Pinto
The amounts reported in the “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO Named Executive Officers” columns do not reflect the actual compensation paid to or realized by our PEOs or our non-PEO named executive officers during each applicable year. The calculation of compensation actually paid for purposes of this table includes point-in-time fair values of stock awards and these values will fluctuate based on our stock price, various accounting valuation assumptions and projected performance related to our performance awards. See "—2023 Summary Compensation Table" for certain other compensation of our PEOs and our non-PEO named executive officers for each applicable fiscal year and "—Options Exercised and Stock Vested" for the value realized by each of them upon the vesting of stock awards during 2023.
The amounts reported in the "Compensation Actually Paid" columns represent the “Total” compensation reported in the 2023 Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

Adjustments	2023		2022				2021		2020
	Kimberly Blackwell	Average Non-PEO Named Executive Officers	Kimberly Blackwell	Anthony Sun	Kevin Bunker	Average Non-PEO Named Executive Officers	Anthony Sun	Average Non-PEO Named Executive Officers	Anthony Sun	Average Non-PEO Named Executive Officers
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(11,680,083)	$(4,634,962)	$(35,492,937)	$(7,661,170)	$(4,899,732)	$(6,862,241)	$(5,035,314)	$(1,330,763)	$(14,087,114)	$(5,904,284)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	6,869,408	1,849,498	28,896,384	1,897,490	2,555,768	4,999,687	10,299,722	2,722,077	29,107,590	11,914,884
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	1,137,084	368,524	—	386,326	172,206	47,119	1,197,766	316,544	7,753,183	1,268,116
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(3,450,560)	(420,993)	(411,829)	(18,211,700)	(8,212,342)	(2,183,062)	11,414,924	4,253,589	10,453,548	1,742,223
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	864,943	288,415	(1,001,788)	(9,844,415)	(4,294,969)	(1,649,266)	(610,095)	317,551	3,447,714	597,860
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—	—	—	—	—	—	—	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—	—	—	—	—	—	—	—	—
Total Adjustments	(6,259,208)	(2,549,518)	(8,010,170)	(33,433,469)	(14,679,069)	(5,647,763)	17,267,003	6,278,998	36,674,921	9,618,799
Compensation Actually Paid	$6,594,382	$3,027,114	$28,604,206	$(24,335,021)	$(8,957,007)	$1,777,563	$23,202,089	$8,239,476	$51,719,320	$16,022,547
(5)Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for solely service-vesting RSU and restricted stock awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for solely service-vesting stock options, a Black-Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life set equal to the remaining life of the award in the case of underwater stock options and, in the case of in-the-money options, an expected life equal to the original ratio of expected life relative to the ten year contractual life multiplied by the remaining life as of the applicable revaluation date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%; and (iii) for performance-based stock options, the same valuation methodology as service-vesting stock options above except that the year end values are multiplied by the probability of achievement of the applicable performance objective as of the applicable date. For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and prior fiscal years.

(6)For the relevant fiscal year, represents the cumulative total shareholder return, or TSR, on our Common Stock and the cumulative TSR of the Nasdaq Biotechnology Index, or the Peer Group TSR, through December 31, 2023, 2022, 2021 and 2020. TSR amounts reported in this table assume (i) an initial fixed investment of $100 on April 3, 2020 (the date of our initial public offering), (ii) our closing sales price on April 3, 2020 of $23.20 per share as the initial value of our Common Stock, and (iii) that all dividends were reinvested, although dividends have not been declared on our Common Stock.
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEOs and the average of the compensation actually paid to our non-PEO named executive officers, with (i) our cumulative TSR, (ii) our Peer Group TSR, and (iii) our net (loss) income, in each case, for the fiscal years ended December 31, 2020, 2021, 2022 and 2023.

Compensation Actually Paid versus Total Shareholder Return
Compensation Actually Paid
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$-
$(10,000,000)
$(20,000,000)
$(30,000,000)
Total Shareholder Return
$400
$350
$300
$250
$200
$150
$100
$50
$-
FY 2020
FY 2021
FY 2022
FY 2023
Anthony Sun
Kevin Bunker
Kimberly Blackwell
Non-PEO NEO Average Compensation Actually Paid
ZENTALIS PHARMACEUTICALS, INC.
NASDAQ BIOTECHNOLOGY INDEX

Compensation Actually Paid versus Net Loss
Compensation Actually Paid
Net Income/(Loss)
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$-
$(10,000,000)
$(20,000,000)
$(30,000,000)
$300,000,000
$200,000,000
$100,000,000
$-
$(100,000,000)
$(200,000,000)
$(300,000,000)
12/31/2020
12/31/2021
12/31/2022
12/31/2023
Anthony Sun
Kevin Bunker
Kimberly Blackwell
Non-PEO NEO Average Compensation Actually Paid
Net Loss

Pay Versus Performance Tabular List
We did not use any financial performance measures to link compensation actually paid to our named executive officers for the fiscal year ended December 31, 2023 to Company performance. Instead, the compensation actually paid to our named executive officers for the fiscal year ended December 31, 2023 was based on our achievement of our corporate performance objectives for 2023. For additional discussion, please see "Compensation Discussion and Analysis—Executive Compensation Components—Short-Term Incentive Compensation—Annual Cash Bonuses" above.

DIRECTOR COMPENSATION
Director Compensation Table
The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our non-employee directors for services rendered during the year ended December 31, 2023. Dr. Blackwell, our Chief Executive Officer, and Mr. Gallagher, our President, interim Chief Financial Officer and interim Treasurer, do not receive any additional consideration for their service as directors, and their compensation for 2023 is disclosed in “Executive Compensation Tables – 2023 Summary Compensation Table” above

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Total ($)
Diana Hausman, M.D. (2)	38,442	868,542	906,984
David Johnson	91,370	526,410	617,780
Enoch Kariuki, Pharm.D.	65,000	451,974	516,974
Jan Skvarka, Ph.D.	63,242	451,974	515,216
Karan Takhar (3)	—	—	—
(1)Represents the grant date fair value of RSUs granted in the applicable fiscal year. In accordance with SEC rules, this column reflects the aggregate fair value of the awards granted to the directors computed as of the applicable grant date in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 27, 2024. These amounts do not reflect the actual economic value that will be realized by the directors upon the vesting or exercise of the awards or the sale of the Common Stock underlying such awards.
As of December 31, 2023, the individuals listed in the table above held the following unvested equity awards: Dr. Hausman held 39,732 RSUs; Mr. Johnson held 19,059 RSUs and 949 shares of restricted stock; Dr. Kariuki held 2,333 stock options and 16,364 RSUs; and Dr. Skvarka held 40,768 RSUs.
(2)Dr. Hausman served on our Board from May 8, 2023 until January 19, 2024, when she resigned from our Board and all committees effective upon assuming the role of Chief Medical Officer.

(3)Mr. Takhar waived receipt of any compensation for his service as a non-employee director during 2023 and did not hold any unvested equity awards as of December 31, 2023.
Non-Employee Director Compensation Program
We maintain a non-employee director compensation program that provides for annual retainer fees and/or long-term equity awards for our non-employee directors.
Cash Compensation
Pursuant to, and commencing on the effective date of, the non-employee director compensation program in effect for 2023, each non-employee director, other than Mr. Takhar, received the following annual cash retainers during the year ended December 31, 2023:

Annual Cash Retainer ($)
Board of Directors:
Non-Employee Directors	45,000
Additional Retainer for Chairperson (1)	30,000
Additional Retainer for Lead Independent Director (1)	30,000
Audit Committee:
Non-Chairperson Members	10,000
Chairperson	20,000
Compensation Committee:
Non-Chairperson Members	7,500
Chairperson	15,000
Nominating and Corporate Governance Committee:
Non-Chairperson Members	5,000
Chairperson	10,000
(1)The $30,000 cash retainer paid to the Chairperson of the Board or Lead Independent Director is in addition to the $45,000 cash retainer paid to the Chairperson of the Board or Lead Independent Director as a non-employee director, such that the chairperson of the Board or lead independent director is paid a total of $75,000 in annual retainers.
Effective January 1, 2024, the Board adopted an amended non-employee director compensation program, or the 2024 Director Compensation Program, which superseded the 2023 non-employee director compensation program in its entirety. The 2024 Director Compensation Program increased the annual cash retainer payable to a non-employee director serving as Chairperson of the Board or Lead Independent Director to $45,000, added an annual cash retainer payable to a non-employee director serving as Chairperson of the Research & Development Committee of the Board, or the R&D Committee, of $16,000, and added an annual cash retainer payable to a non-employee director serving as a member of the R&D Committee (other than the Chairperson of the R&D Committee) of $7,500, with all other cash compensation remaining the same as in effect during 2023.

Equity Compensation
Under the director compensation program in effect during 2023, non-employee directors who were newly appointed or elected to the Board received an initial grant of RSUs covering a number of shares of our Common Stock determined by dividing (1) $800,000 by (2) the average closing price per share of the Company's Common Stock for the 30 calendar days preceding the date of grant, vesting in three equal annual installments on each of the first three anniversaries of the date of grant. In addition, on the date of our 2023 Annual Meeting of Stockholders, each non-employee director, other than Mr. Takhar, received an annual grant of RSUs covering a number of shares of our Common Stock determined by dividing (1) $425,000 (which amount is increased to $495,000 for any non-employee director serving as Chairperson of the Board or Lead Independent Director), by (2) the average closing price per share of the Company’s Common Stock for the 30 calendar days preceding the date of grant, vesting on the first to occur of (A) the first anniversary of the grant date or (B) the next occurring annual meeting of our stockholders.

Effective January 1, 2024, the 2024 Director Compensation Program increased the value of the initial grant of RSUs for non-employee directors who are newly appointed or elected to the Board to $850,000. The RSUs to be granted to our non-employee directors will continue to be determined in accordance with the methodology in effect for 2023, as described above.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth information as of December 31, 2023 regarding shares of Common Stock that may be issued under our equity compensation plans, consisting of the 2020 Plan, the Zentalis Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan, or the 2020 ESPP, and the 2022 Inducement Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	9,240,394 (2)	$27.38	3,749,517 (3)
Equity compensation plans not approved by security holders	1,995,856 (4)	$23.23	254,144
Total	11,236,250	$26.59	4,003,661
(1)Represents the weighted-average exercise price of outstanding options under the applicable plan. RSUs are not taken into account for purposes of determining the weighted-average exercise price.
(2)Includes 8,124,579 outstanding options to purchase Common Stock under the 2020 Plan and 1,115,815 shares of Common Stock underlying RSUs under the 2020 Plan.
(3)Pursuant to the terms of the 2020 Plan, the number of shares of Common Stock available for issuance under the 2020 Plan automatically increases on each January 1 until and including January 1, 2030, by an amount equal to the lesser of: (a) 5% of the shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by our Board. Includes 1,913,160 shares available for issuance under the 2020 ESPP as of December 31, 2023, all of which were eligible for purchase pursuant to the offering period in effect on such date.
(4)Includes 1,892,856 outstanding options to purchase Common Stock under the 2022 Inducement Plan and 103,000 shares of Common Stock underlying RSUs under the 2022 Inducement Plan. The 2022 Inducement Plan was approved by the Board on July 20, 2022. The terms of the 2022 Inducement Plan are substantially similar to the terms of the 2020 Plan with the exception that incentive stock options may not be issued under the 2022 Inducement Plan, and awards under the 2022 Inducement Plan may only be issued to eligible recipients under the applicable Nasdaq listing rules. The 2022 Inducement Plan was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq listing rules. As of December 31, 2023, the Board reserved 2,275,000 shares of the Company’s Common Stock for issuance pursuant to awards granted under the 2022 Inducement Plan. In accordance with Rule 5635(c)(4) of the Nasdaq listing rules, awards under the 2022 Inducement Plan may only be made to an employee who is commencing employment with the Company or any subsidiary or who is being rehired following a bona fide interruption of employment by the Company or any subsidiary, in either case if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers, and all directors and executive officers as a group, as of April 23, 2024, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 71,013,233 shares of Common Stock outstanding as of April 23, 2024. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 23, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is 1359 Broadway, Suite 801, New York, New York 10018. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Matrix Capital Management Master Fund, LP (1)	13,959,973	19.7%
Eventide Asset Management, LLC (2)	11,559,975	16.3%
FMR LLC (3)	10,336,971	14.6%
The Vanguard Group (4)	5,350,458	7.5%
BlackRock, Inc. (5)	4,684,975	6.6%
State Street Corporation (6)	4,417,056	6.2%
Citadel Advisors LLC (7)	3,738,482	5.3%

Named Executive Officers and Directors
Kimberly Blackwell, M.D. (8)	1,355,283	1.9%
Kevin Bunker, Ph.D. (9)	1,242,971	1.7%
Cam Gallagher (10)	671,854	*
Melissa Epperly (11)	470,244	*
David Johnson (12)	196,889	*
Andrea Paul (13)	176,645	*
Enoch Kariuki, Pharm.D. (14)	80,181	*
Jan Skvarka, Ph.D. (15)	7,202	*
Karan Takhar	—	—
Iris Roth, Ph.D.	—	—
All current executive officers and directors as a group (9 persons) (16)	2,654,425	3.6%

*Less than one percent.
(1)Based solely on a Schedule 13D filed with the SEC on June 20, 2023, consists of 13,959,973 shares held by Matrix Capital Management Master Fund, LP, or the Matrix Fund. Matrix Capital Management Company LP, or the Investment Manager, is the investment advisor to the Matrix Fund with respect to the shares directly held by the Matrix Fund. David E. Goel serves as the Managing General Partner of the Investment Manager with respect to the shares held by the Matrix Fund. The Investment Manager and Mr. Goel each have shared voting and dispositive power over the shares. The mailing address for the Matrix Fund is 1000 Winter Street, Suite 4500, Waltham, Massachusetts 02451.
(2)Based solely on a Schedule 13G/A filed with the SEC on December 11, 2023, consists of 11,559,975 shares held by Eventide Gilead Fund, Eventide Healthcare & Life Sciences Fund and separately managed accounts of Eventide Asset Management, LLC, or collectively, the Eventide Funds. Eventide Asset Management, LLC, or Eventide, is the investment adviser to the Eventide Funds with respect to the shares directly held by the Eventide Funds. Eventide has sole voting and dispositive power over the shares, and Robin C. John and Finny Kuruvilla, M.D., Ph.D. each have shared voting and dispositive power over the shares. The business address of Eventide, Mr. John and Dr. Kuruvilla is One International Place, Suite 4210, Boston, Massachusetts 02110.
(3)Based solely on a Schedule 13G/A filed with the SEC on February 9, 2024. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. According to the cover page of the Schedule 13G/A, FMR LLC has sole voting power over 10,336,125 shares and sole dispositive power over 10,336,971 shares. Abigail P. Johnson has sole dispositive power over 10,336,971 shares. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(4)Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group has sole dispositive power over 5,190,672 shares, shared voting power over 103,633 shares and shared dispositive power over 159,786 shares. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(5)Based solely on a Schedule 13G/A filed with the SEC on January 29, 2024. BlackRock, Inc. has sole voting power over 4,618,496 shares and sole dispositive power over 4,684,975 shares. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(6)Based solely on a Schedule 13G/A filed with the SEC on January 25, 2024. State Street Corporation has shared voting power over 4,270,994 shares and shared dispositive power over 4,417,056 shares. The business address of State Street Corporation is 1 Congress Street, Suite 1, Boston, Massachusetts 02114.
(7)Based solely on a Schedule 13G/A filed with the SEC on February 14, 2024, consists of 3,738,482 shares held by Citadel Multi-Strategy Equities Master Fund Ltd., or CM, CRBU Holdings LLC, or CRBH, and Citadel Securities LLC, or Citadel Securities. Citadel Advisors LLC, or Citadel Advisors, is the portfolio manager for CM. Citadel Advisors Holdings LP, or CAH, is the sole member of Citadel Advisors. Citadel GP LLC, or CGP, is the general partner of CAH. Citadel Securities Group LP, or CALC4, is the non-member manager of CRBH and Citadel Securities. Citadel Securities GP LLC, or CSGP, is the general partner of CALC4. Kenneth Griffin is the President and Chief Executive Officer of CGP, and owns a controlling interest in CGP and CSGP. Citadel Advisors, CAH and CGP each have shared voting and dispositive power over 3,613,178 shares. Citadel Securities has shared voting and dispositive power over 115,721 shares. CALC4 and CSGP each have shared voting and dispositive power over 125,304 shares. Mr. Griffin has shared voting and dispositive power over 3,738,482 shares. The business address of Citadel Advisors, CAH, CGP, Citadel Securities, CALC4, CSGP and Mr. Griffin is Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131.
(8)Consists of (i) 50,545 shares of Common Stock held by Dr. Blackwell and (ii) 1,304,738 shares of Common Stock subject to options held by Dr. Blackwell that are exercisable within 60 days of April 23, 2024.
(9)Based on information known to the Company, consists of (i) 834,931 shares of Common Stock held by Dr. Bunker, (ii) 392,690 shares of Common Stock subject to options held by Dr. Bunker that are exercisable within 60 days of April 23, 2024, (iii) 350 shares of Common Stock held by Dr. Bunker as UTMA custodian for his children, and (iv) 15,000 shares of Common Stock held by Sundog Ranch, Inc., for which Dr. Bunker and his wife serve as directors, on behalf of the Bunker Family Protection Trust, the sole shareholder of Sundog Ranch, Inc. and for which Dr. Bunker and his wife are the primary beneficiaries, which shares Dr. Bunker may be deemed to beneficially own.
(10)Consists of (i) 240,366 shares of Common Stock held by Mr. Gallagher, (ii) 403,720 shares of Common Stock subject to options held by Mr. Gallagher that are exercisable within 60 days of April 23, 2024 and (iii) 27,768 shares of Common Stock issuable upon the settlement of restricted stock units vesting within 60 days of April 23, 2024.
(11)Based on information known to the Company and including awards that would have vested had Ms. Epperly remained employed as of April 23, 2024 and for the 60 days thereafter, consists of (i) 254,696 shares of Common Stock held by Ms. Epperly and (ii) 215,548 shares of Common Stock subject to options held by Ms. Epperly that are exercisable within 60 days of April 23, 2024.

(12)Consists of (i) 125,330 shares of Common Stock held by Mr. Johnson, (ii) 52,500 shares of Common Stock subject to options held by Mr. Johnson that are exercisable within 60 days of April 23, 2024 and (iii) 19,059 shares of Common Stock issuable upon the settlement of restricted stock units vesting within 60 days of April 23, 2024.
(13)Consists of (i) 6,886 shares of Common Stock held by Ms. Paul and (ii) 169,759 shares of Common Stock subject to options held by Ms. Paul that are exercisable within 60 days of April 23, 2024.
(14)Consists of (i) 21,817 shares of Common Stock held by Dr. Kariuki, (ii) 42,000 shares of Common Stock subject to options held by Dr. Kariuki that are exercisable within 60 days of April 23, 2024 and (iii) 16,364 shares of Common Stock issuable upon the settlement of restricted stock units vesting within 60 days of April 23, 2024.
(15)Consists of 7,202 shares of Common Stock held by Dr. Skvarka.
(16)Consists of (i) 454,639 shares of Common Stock, (ii) 2,123,351 shares of Common Stock subject to options that are exercisable within 60 days of April 23, 2024 and (iii) 76,435 shares of Common Stock issuable upon the settlement of restricted stock units vesting within 60 days of April 23, 2024.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our Chief Financial Officer is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our Chief Financial Officer or Chief Legal Officer determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Financial Officer or Chief Legal Officer, or such person performing duties similar to those performed by a Chief Financial Officer or Chief Legal Officer, is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chairperson of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2023, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Compensation Discussion and Analysis” and "Director Compensation."
Equity Financings
June 2023 Follow-On Offering
On June 15, 2023, we completed a follow-on offering in which we issued and sold 11,032,656 shares of Common Stock at a public offering price of $22.66 per share. The total gross proceeds for the offering were approximately $250.0 million, before deducting offering expenses payable by us. The following table sets forth the number of shares of our Common Stock purchased in our follow-on offering by holders of more than 5% of our Common Stock:

Participants	Total Shares Purchased	Aggregate Purchase Price (in thousands)

Greater than 5% Stockholders (1)
Matrix Capital Management Master Fund, LP (2)	4,760,000	$107,862
FMR LLC	1,650,000	$37,389
Avidity Partners Management LP	250,000	$5,665

(1)Additional details regarding certain of these stockholders and their equity holdings are provided in this Proxy Statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”
(2)Karan Takhar, a member of our Board, is a Senior Managing Director of Matrix Capital Management Company, L.P.

Investors’ Rights Agreement
In September 2019, we entered into an amended and restated investors’ rights agreement, which we refer to as our Investors’ Rights Agreement, with certain of our investors, including Matrix Capital Management Master Fund, LP, a holder of more than 5% of our Common Stock. The Investors’ Rights Agreement imposes certain affirmative obligations on us and also grants certain rights to holders, including certain registration rights with respect to the securities held by them, certain information and observer rights, and certain additional rights.
Transactions with Recurium IP Holdings, LLC
In December 2014, our wholly owned subsidiary, Zeno Pharmaceuticals, Inc., entered into a license agreement, or the Recurium Agreement, with Recurium IP Holdings, LLC, or Recurium IP, which was subsequently amended, under which Zeno Pharmaceuticals, Inc. was granted an exclusive worldwide license to certain intellectual property rights owned or controlled by Recurium IP to develop and commercialize pharmaceutical products for the treatment or prevention of disease, other than for providing pain relief. Following certain corporate restructuring, our wholly owned subsidiary, Zeno Management, became the Zentalis contracting party to the Recurium Agreement. Kevin Bunker, Ph.D., our former Chief Scientific Officer, and Cam Gallagher, our President, interim Chief Financial Officer, interim Treasurer and a member of our Board, currently serve as managing members of Recurium IP. Each of Dr. Bunker and Mr. Gallagher maintain an ownership interest in Recurium IP. For the year ended December 31, 2023, we paid zero dollars in milestone fees to Recurium IP.
Transactions with Tempus Labs, Inc.
In December 2020, we entered into a Master Services Agreement with Tempus Labs, Inc., or Tempus, pursuant to which Tempus provides data licensing and research services. Kimberly Blackwell, M.D., our Chief Executive Officer and a member of our Board, was previously employed by Tempus and served as an advisor of Tempus until June 2023. Approximately $0.5 million in fees were incurred for services performed by Tempus for the year ended December 31, 2023.
Transactions with Zentera Therapeutics
On June 15, 2023, we announced that we and certain of our wholly owned subsidiaries had entered into an agreement, or the Termination Agreement, to terminate our collaboration and license agreements, or the Collaboration and License Agreements, with Zentera Therapeutics, a Shanghai-based clinical-stage biopharmaceutical company focused on developing cancer therapeutics, or Zentera, pursuant to which such wholly owned subsidiaries had granted to Zentera certain development and commercialization rights to our product candidates, azenosertib, ZN-d5 and ZN-c5, or the Zentera Collaboration Products, in the People’s Republic of China, Macau, Hong Kong and Taiwan, or, collectively, Greater China. As a result of the termination of the Collaboration and License Agreements, we have regained the rights from Zentera for azenosertib, ZN-d5 and ZN-c5 in Greater China, and now hold worldwide development and commercialization rights to these assets. In connection with the foregoing, we agreed to pay Zentera certain consideration, including a $30 million upfront payment, a milestone payment, and a low single digit royalty on net sales of azenosertib, ZN-d5 and ZN-c5 in Great China. In addition, concurrent with the Termination Agreement, we executed a share purchase agreement, or the Share Purchase Agreement, with Zentera to return our 40.3% equity stake in Zentera for de minimis consideration.
Kevin Bunker, Ph.D., our former Chief Scientific Officer, served as a member of the Board of Directors of Zentera until June 2023, when Dr. Bunker resigned in connection with the Termination Agreement and the Share Purchase Agreement.

For the year ended December 31, 2023, the amounts incurred under the Collaboration and License Agreements totaled $3.5 million, and the consideration transferred to Zentera in connection with the Termination Agreement and the Share Purchase Agreement totaled $45.6 million.
Transactions with Kalyra Pharmaceuticals, Inc.
In December 2017, we acquired 17,307,692 shares of Series B convertible preferred stock of Kalyra Pharmaceuticals, Inc., or Kalyra, for a price per share of $0.26 or approximately $4,500,000. We determined that Kalyra was a variable interest entity, of which we were the primary beneficiary. In January 2024, Kalyra was dissolved.

Karan Takhar, a member of our Board, previously served as a member of the Board of Directors of Kalyra until its dissolution. Kevin Bunker, our former Chief Scientific Officer, previously served as a member of the Board of Directors of Kalyra and as its Chief Scientific/Operations Officer until its dissolution. Cam Gallagher, our President, interim Chief Financial Officer, interim Treasurer and a member of our Board, previously served as the Chief

Business Officer of Kalyra until its dissolution. Each of Dr. Bunker and Mr. Gallagher maintained an ownership interest in Kalyra until its dissolution.
We entered into an intercompany services agreement, or the ISA, with Kalyra in January 2018, which stated that we may provide research and development services to Kalyra and that Kalyra shall reimburse such expenses on a time and materials basis. For the year ended December 31, 2023, we provided zero dollars of research and development services to Kalyra. As of December 31, 2023, no amount was due from Kalyra under the ISA. The ISA was terminated in connection with the dissolution of Kalyra.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

OTHER MATTERS
Stockholders’ Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 1359 Broadway, Suite 801, New York, New York 10018 in writing not later than December 30, 2024.
Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that for business to properly be brought before an annual meeting by a stockholder, our Corporate Secretary must receive written notice from the stockholder of record of their intent to present such proposal or nomination. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than the hundred twentieth (120th) day prior to such annual meeting and not later than (i) the ninetieth (90th) day prior to such annual meeting or, (ii) if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Company. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders no earlier than February 21, 2025 and no later than March 23, 2025. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 21, 2025, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting of Stockholders and not later than the close of business on the 90th day prior to the 2025 Annual Meeting of Stockholders or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us. In addition to satisfying the foregoing requirements under the Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Other Matters at the Annual Meeting
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of 2024 Annual Meeting of Stockholders is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities. We may also utilize the assistance of third parties in connection with our proxy solicitation efforts, and we would compensate such third parties for their efforts.
Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2025 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

Zentalis’ Annual Report
A copy of Zentalis’ 2023 Annual Report, including financial statements and schedules thereto but not including exhibits, will be sent to any stockholder of record as of the Record Date, without charge, upon written request addressed to:
Zentalis Pharmaceuticals, Inc.
Attention: Corporate Secretary
1359 Broadway, Suite 801
New York, New York 10018
A reasonable fee will be charged for copies of exhibits. You also may access this Proxy Statement and our 2023 Annual Report at www.proxyvote.com. You also may access our 2023 Annual Report at www.zentalis.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors,

Andrea Paul, Chief Legal Officer and Corporate Secretary
New York, New York
April 29, 2024

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 20, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ZNTL2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 20, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V49449-P11343

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZENTALIS PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Kimberly Blackwell, M.D.
02) Enoch Kariuki, Pharm.D.

The Board of Directors recommends you vote FOR proposals 2 and 3:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V49450-P11343

ZENTALIS PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 21, 2024 9:00 AM ET
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of ZENTALIS PHARMACEUTICALS, INC. hereby appoint(s) Andrea Paul as proxy, with the power to appoint her substitute, and hereby authorize(s) her to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of ZENTALIS PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Time on June 21, 2024, via a live webcast at www.virtualshareholdermeeting.com/ZNTL2024, and any adjournment, continuation or postponement thereof.

Such proxy is authorized to vote in her discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side